Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              PITTSTON COAL COMPANY

                                       AND

                       DICKENSON-RUSSELL COAL COMPANY, LLC






                                October 29, 2002



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                                TABLE OF CONTENTS
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     ARTICLE I DEFINITIONS
     1.1. 273 Threshold.........................................................................................1
     1.2. Administrative Services Agreement.....................................................................2
     1.3. Affiliate.............................................................................................2
     1.4. Agreement.............................................................................................2
     1.5. Asset Sale Companies..................................................................................2
     1.6. Asset Sale Non-Signatory Company......................................................................2
     1.7. Asset Sale Signatory Company..........................................................................3
     1.8. Assignment and Assumption Agreements..................................................................3
     1.9. Assumed Liabilities...................................................................................3
     1.10. Bills of Sale........................................................................................3
     1.11. Books and Records....................................................................................3
     1.12. Business.............................................................................................4
     1.13. Buyer................................................................................................4
     1.14. Buyer's Affiliates, Successors, Assigns, Lessees or Contractors......................................4
     1.15. Buyer Closing Certificate............................................................................4
     1.16. Buyer's Ultimate Parent..............................................................................4
     1.17. CERCLA...............................................................................................4
     1.18. CERCLIS..............................................................................................4
     1.19. Classified Employee..................................................................................5
     1.20. Classified Employee Retiree Medical Plans............................................................5
     1.21. Classified Employment................................................................................5
     1.22. Closing..............................................................................................5
     1.23. Closing Date.........................................................................................5
     1.24. Coal Act.............................................................................................6
     1.25. Coal Inventory.......................................................................................6
     1.26. COBRA................................................................................................6
     1.27. Code.................................................................................................6
     1.28. Collective Bargaining Agreements.....................................................................6
     1.29. Contaminated.........................................................................................8
     1.30. Contracts............................................................................................8
     1.31. Controlled Group.....................................................................................8
     1.32. Conveyance Deeds.....................................................................................8
     1.33. Cooperation Agreement................................................................................8
     1.34. CPA  Arbitrator......................................................................................8
     1.35. D-R Service Agreement................................................................................9
     1.36. Dispute..............................................................................................9
     1.37. Employee.............................................................................................9
     1.38. Employee Benefit Plans...............................................................................9
     1.39. Environment..........................................................................................9
     1.40. Environmental Laws...................................................................................9
     1.41. Environmental Matter................................................................................10

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
     1.42. Environmental or Response Action....................................................................10
     1.43. EPA.................................................................................................11
     1.44. Equipment...........................................................................................11
     1.45. ERISA...............................................................................................11
     1.46. ERISA Affiliates....................................................................................11
     1.47. Fiduciary...........................................................................................12
     1.48. Governmental Authority..............................................................................12
     1.49. Hazardous Substances................................................................................12
     1.50. Health and Safety Requirements......................................................................12
     1.51. HIPAA...............................................................................................13
     1.52. Income Tax or Income Taxes..........................................................................13
     1.53. Indemnification and Guaranty Agreement..............................................................13
     1.54. Independent Surveyor................................................................................13
     1.55. Intellectual Property...............................................................................13
     1.56. IRS.................................................................................................14
     1.57. Knowledge of PCC....................................................................................14
     1.58. Law.................................................................................................14
     1.59. Lien................................................................................................14
     1.60. Liability...........................................................................................14
     1.61. Material Adverse Effect.............................................................................14
     1.62. Medical Plans.......................................................................................15
     1.63. Mining Activities...................................................................................15
     1.64. Mining Data.........................................................................................15
     1.65. Mining Environmental Liabilities....................................................................15
     1.66. MSHA................................................................................................15
     1.67. Multiemployer Plan..................................................................................16
     1.68. Non-Classified Employee.............................................................................16
     1.69. Non-Classified Employee Retiree Medical Plan........................................................16
     1.70. Operator............................................................................................16
     1.71. Ordinary Course of Business.........................................................................16
     1.72. OSM.................................................................................................16
     1.73. Parts, Fuel and Supplies Inventory..................................................................16
     1.74. PBGC................................................................................................16
     1.75. PCC.................................................................................................17
     1.76. PCC Bonds...........................................................................................17
     1.77. PCC Closing Certificate.............................................................................17
     1.78. PCC Group...........................................................................................17
     1.79. PCC Parent..........................................................................................17
     1.80. Pension Plans.......................................................................................17
     1.81. Permits.............................................................................................17
     1.82. Permitted Liens.....................................................................................17
     1.83. Person..............................................................................................18
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
     1.84. Post-Closing Period.................................................................................18
     1.85. Pre-Closing Period..................................................................................18
     1.86. Promissory Note.....................................................................................18
     1.87. Purchase Price......................................................................................18
     1.88. Purchased Assets....................................................................................18
     1.89. Qualified Plans.....................................................................................19
     1.90. RCRA................................................................................................19
     1.91. Real Property.......................................................................................19
     1.92. Reclamation Laws....................................................................................19
     1.93. Related Persons.....................................................................................19
     1.94. Release.............................................................................................20
     1.95. Retained Liabilities................................................................................20
     1.96. Security Agreement..................................................................................28
     1.97. SMCRA...............................................................................................28
     1.98. Straddle Period.....................................................................................28
     1.99. Tax or Taxes........................................................................................28
     1.100. Tax Return.........................................................................................29
     1.101. UMWA...............................................................................................29
     1.102. UMWA Pension Plans.................................................................................29
     1.103. VDEQ...............................................................................................29
     1.104. VDMME..............................................................................................29
     1.105. WARN Act...........................................................................................29
     1.106. Welfare Plans......................................................................................29
     1.107. Workers' Compensation Acts.........................................................................30

     ARTICLE II  PURCHASE AND SALE OF ASSETS...................................................................30

     2.1. Transfer of Assets...................................................................................30
     2.2. Bills of Sale, Assignment and Assumption Agreements, Conveyance Deeds and Other Documents............30
     2.3. Assumption of Liabilities............................................................................31
     2.4. Proration of Liabilities.............................................................................31
     2.5. Indemnification and Guaranty Agreement...............................................................31
     2.6. Cooperation Agreement................................................................................31
     2.7. Administrative Services Agreement....................................................................31
     2.8. D-R Service Agreement................................................................................32
     2.9. Security Agreement...................................................................................32
     2.10. Additional Documents................................................................................32
     2.11. Coal Inventory Adjustment...........................................................................32
     2.12. Allocation of Purchase Price and Assumed Liabilities................................................33

     ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PCC........................................................35

     3.1. Incorporation........................................................................................35
     3.2. Execution, Delivery and Performance..................................................................35
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
     3.3. Authorization........................................................................................36
     3.4. Absence of Changes...................................................................................37
     3.5. Real Property........................................................................................40
     3.6. Purchased Assets.....................................................................................42
     3.7. Intellectual Property................................................................................43
     3.8. Permits and Environmental Compliance.................................................................43
     3.9. Reclamation Bonds....................................................................................47
     3.10. Contracts...........................................................................................48
     3.11. Litigation; Claims..................................................................................48
     3.12. Employee Benefits...................................................................................49
     3.13. Employment Matters..................................................................................54
     3.14. No Broker...........................................................................................55
     3.15. Health and Safety Requirements......................................................................55
     3.16. Restrictions on Business Activities.................................................................55
     3.17. Powers of Attorney..................................................................................55
     3.18. Transactions With Affiliates........................................................................56
     3.19. Absence of Certain Payments.........................................................................56
     3.20. Disclosure..........................................................................................56

     ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................57

     4.1.   Organization.......................................................................................57
     4.2.   Execution, Delivery and Performance................................................................57
     4.3.   Authorization......................................................................................57
     4.4.   No Broker..........................................................................................58
     4.5.   Reclamation and Environmental Compliance...........................................................58
     4.6.   Financing..........................................................................................58
     4.7.   Disclosure.........................................................................................59

     ARTICLE V  CERTAIN COVENANTS..............................................................................59

     5.1. Operation in Ordinary Course.........................................................................59
     5.2. Compliance with Law..................................................................................60
     5.3. Cooperation..........................................................................................60
     5.4. Notices and Consents.................................................................................60
     5.5. Publicity............................................................................................61
     5.6. Permits; Replacement Bonds; Insurance and Guarantees; Other Filings..................................62
     5.7. Exclusivity..........................................................................................64
     5.8. Access...............................................................................................64
     5.9. Notice of Developments...............................................................................65
     5.10. Benefits Provided by PCC............................................................................65
     5.11. Coal Inventory......................................................................................65
     5.12. Further Assurances..................................................................................66
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     ARTICLE VI  CONDITIONS PRECEDENT TO CLOSING...............................................................66

     6.1.   Conditions Precedent to Each Party's Obligations...................................................66
     6.2.   Conditions Precedent to Obligations of Buyer.......................................................67
     6.3.   Conditions Precedent to Obligations of PCC.........................................................69

     ARTICLE VII  CERTAIN TAX MATTERS..........................................................................71

     7.1.   Property Taxes.....................................................................................71
     7.2.   Sales and Use Taxes................................................................................72
     7.3.   Transfer Taxes.....................................................................................72
     7.4.   Access for Tax Returns.............................................................................73

     ARTICLE VIII  COVENANTS REGARDING EMPLOYEES...............................................................73

     8.1. Employees............................................................................................73
     8.2. Collective Bargaining Obligations....................................................................73

     ARTICLE IX TERMINATION....................................................................................74

     9.1. Termination..........................................................................................74
     9.2. Effect of Termination................................................................................75

     ARTICLE X  MISCELLANEOUS..................................................................................76

     10.1. Entire Agreement....................................................................................76
     10.2. Amendment...........................................................................................76
     10.3. Extension; Waiver...................................................................................76
     10.4. Expenses............................................................................................77
     10.5. Bulk Sales Waiver...................................................................................77
     10.6. Governing Law.......................................................................................77
     10.7. Assignment..........................................................................................77
     10.8. Notices.............................................................................................77
     10.9. Counterparts; Headings..............................................................................79
     10.10. Interpretation; Construction.......................................................................79
     10.11. Severability.......................................................................................79
     10.12. No Reliance........................................................................................79
     10.13. Retention of and Access to  Records................................................................80
     10.14. Arbitration........................................................................................80

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                                    EXHIBITS
Exhibit A             Outline of Administrative Services Agreement
Exhibit B             Assignment and Assumption Agreements
Exhibit C             Bills of Sale
Exhibit D             Buyer Closing Certificate
Exhibit E             Conveyance Deeds
Exhibit F             Cooperation Agreement
Exhibit G             D-R Service Agreement
Exhibit H             Indemnification and Guaranty Agreement
Exhibit I             PCC Closing Certificate
Exhibit J             Opinion of Counsel to PCC
Exhibit K             Opinion of Counsel to Buyer
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                                   SCHEDULES
Schedule 1.5               Asset Sale Companies
Schedule 1.9               Assumed Liabilities
Schedule 1.25              Coal Inventory Locations
Schedule 1.30              Contracts of Asset Sale Companies
Schedule 1.44(a)           Equipment Owned by Asset Sale Companies
Schedule 1.44(b)           Equipment Leased by Asset Sale Companies
Schedule 1.55(a)           Intellectual Property Owned by the Asset Sale Companies
Schedule 1.55(b)           Intellectual Property Leased by the Asset Sale Companies
Schedule 1.57              Knowledge of PCC
Schedule 1.65              Mining Environmental Liabilities
Schedule 1.73              Parts, Fuel and Supplies Inventory
Schedule 1.81              Permits
Schedule 1.82              Permitted Liens
Schedule 1.91              Real Property of the Asset Sale Companies
Schedule 1.95(a)           Retained Liabilities
Schedule 1.95(k)(1)        Classified Employees with 20 Years of Credited Service or 10 Years of Credited Service at Age 55
Schedule 1.95(k)(2)        Purchased Assets for Certain Classified Employees
Schedule 1.95(k)(3)        Classified Employees who may be Recalled or Hired between Closing Date and December 31, 2003
Schedule 1.95(y)           Excluded Contracts
Schedule 2.11(b)           Independent Survey of the Coal Inventory-Principles and Format
Schedule 3.1               Foreign States
Schedule 3.2               Conflicts
Schedule 3.4               Absence of Changes
Schedule 3.5(a)            Real Property Matters
Schedule 3.5(b)            Real Property - Lease Compliance
Schedule 3.5(d)            Real Property - Third Party Mining Rights
Schedule 3.6(c)            Purchased Assets Exceptions
Schedule 3.7               Intellectual Property Exceptions
Schedule 3.8               Permits and Environmental Compliance
Schedule 3.9               PCC Bonds
Schedule 3.10(b)           Contract Exceptions
Schedule 3.10(c)           Consents
Schedule 3.11              Litigation; Claims
Schedule 3.12(a)           Employee Benefit Plans
Schedule 3.12(d)           Plan Administration
Schedule 3.12(f)           Severance Entitlements
Schedule 3.13(a)           Labor Unions
Schedule 3.13(b)           Panel of Employees
Schedule 3.17              Powers of Attorney
Schedule 3.18              Transactions with Affiliates
Schedule 5.4(a)            PCC Consents
Schedule 5.4(b)            Buyer Consents
Schedule 5.6               PCC Guaranties
Schedule 6.1(e)(i)         PCC Material Consents
Schedule 6.1(e)(ii)        Buyer Material Consents
Schedule 8.1               Asset Sale Companies with pre-Closing termination Employees
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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of the 29th day of October, 2002, by and between PITTSTON COAL COMPANY, a Delaware corporation ("PCC"), and DICKENSON-RUSSELL COAL COMPANY, LLC, a Delaware limited liability company ("Buyer").
                                    RECITALS

     WHEREAS, PCC owns, directly or indirectly, all of the outstanding capital stock of the corporations listed on Schedule 1.5 (the "Asset Sale Companies");
     WHEREAS, PCC desires to cause to be sold and assigned, and Buyer desires to purchase and assume, certain of the assets and certain of the Liabilities (as hereinafter defined) of the Asset Sale Companies;
     WHEREAS, PCC desires to cause the Asset Sale Companies to retain certain assets and certain Liabilities;
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCC and Buyer agree that:


                                   ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1. 273 Threshold.

     "273 Threshold" shall have the meaning given to it in Section 1.95(k) hereof.




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     1.2. Administrative Services Agreement.

     "Administrative Services Agreement" shall mean the agreement by and between PCC and Buyer, an outline of which is attached hereto as Exhibit A.

     1.3. Affiliate.

     "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, none of Dominion Terminal Associates or any of its partners, other than Pittston Coal Terminal Corporation, shall be deemed an Affiliate of PCC or any of its Affiliates.

     1.4. Agreement.

     "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, which are incorporated into this Asset Purchase Agreement by this reference, as the same may be amended from time to time in accordance with the terms hereof.

     1.5. Asset Sale Companies.

     "Asset Sale Companies" shall have the meaning given to it in the Recitals to this Agreement. The term "Asset Sale Company" shall mean one of the Asset Sale Companies.

     1.6. Asset Sale Non-Signatory Company.

     "Asset Sale Non-Signatory Company" shall mean the Asset Sale Company designated as "Asset Sale Non-Signatory Company" on Schedule 1.5.


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     1.7. Asset Sale Signatory Company.

     "Asset Sale Signatory Company" shall mean the Asset Sale Company designated as "Asset Sale Signatory Company" on Schedule 1.5.

     1.8. Assignment and Assumption Agreements.

     "Assignment and Assumption Agreements" shall mean the assignment and assumption agreements substantially in the form of Exhibit B attached hereto.

     1.9. Assumed Liabilities.

     "Assumed Liabilities" shall mean all Liabilities of the Asset Sale Companies listed on Schedule 1.9.

     1.10. Bills of Sale.

     "Bills of Sale" shall mean the bills of sale substantially in the form of Exhibit C attached hereto.

     1.11. Books and Records.

     "Books and Records" shall mean the original or true and complete copies of all of the books and records of the Asset Sale Companies pertaining to the Purchased Assets, including but not limited to, customer lists, employee records for those Employees employed by Buyer on or immediately following the Closing Date, purchase orders and invoices, sales orders and sales order log books, credit and collection records, plats, drawings and specifications, environmental and mining reports and studies, correspondence and miscellaneous records with respect to customers and supply sources, lessors and lessees, maps, core logs, engineering data, equipment maintenance records and all other general correspondence, records, books and files owned by any Asset Sale Company, but excluding any and all Tax Returns, books and records relating to the Retained Liabilities and corporate records of the Asset Sale Companies.



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     1.12. Business.

     "Business" shall mean the coal mining and sale business conducted by the Asset Sale Companies using the Purchased Assets.

     1.13. Buyer.

     "Buyer" shall have the meaning given to it in the preamble of this Agreement.

     1.14. Buyer's Affiliates, Successors, Assigns, Lessees or Contractors.

     "Buyer's Affiliates, Successors, Assigns, Lessees or Contractors" shall mean Buyer's Affiliates, Buyer's contractual successors and assigns, and lessees and contractors who, as part of a contractual arrangement with Buyer or one of its Affiliates, offer employment to the current or former Employees of an Asset Sale Company.

     1.15. Buyer Closing Certificate.

     "Buyer Closing Certificate" shall mean the certificate of Buyer substantially in the form of Exhibit D attached hereto.

     1.16. Buyer's Ultimate Parent.

     "Buyer's Ultimate Parent" shall mean Alpha Natural Resources, LLC, a Delaware limited liability company.

     1.17. CERCLA.

     "CERCLA" shall have the meaning set forth in Section 1.40 hereof.

     1.18. CERCLIS.

     "CERCLIS" shall have the meaning set forth in Section 3.8 hereof.


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     1.19. Classified Employee.

     "Classified Employee" shall mean any Employee whose employment is governed by any of the Collective Bargaining Agreements. The term "current and former Classified Employees" shall mean any Persons who fall within the term Classified Employee at any time prior to the Closing Date.

     1.20. Classified Employee Retiree Medical Plans.

     "Classified Employee Retiree Medical Plans" shall mean the Pittston Coal Group Companies Managed Care Employee Benefit Plan for UMWA Represented Employees dated April 1, 1999 and the Pittston Coal Group Companies Employee Benefit Plan for UMWA Represented Employees dated June 21, 1994.

     1.21. Classified Employment.

     "Classified Employment" shall mean employment, the terms of which are governed by a collective bargaining agreement between an employer and the UMWA, including any of the Collective Bargaining Agreements.

     1.22. Closing.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement beginning at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219.

     1.23. Closing Date.

     "Closing Date" shall mean November 30, 2002 or such other date as the parties may mutually agree in writing.


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     1.24. Coal Act.

     "Coal Act" shall mean the Coal Industry Retiree Health Benefit Act of 1992 as amended through the Closing Date (codified at Subtitle J of the Code).

     1.25. Coal Inventory.

     "Coal Inventory" shall mean the coal stockpile inventory and loaded shipments in transit to a pier or at a pier owned by the Asset Sale Companies at the locations listed on Schedule 1.25.

     1.26. COBRA.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

     1.27. Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and, where appropriate, any predecessor or successor provisions of Law, and all regulations thereunder.

     1.28. Collective Bargaining Agreements.

     "Collective Bargaining Agreements" shall mean, collectively, the Agreement Between the United Mine Workers of America and the Pittston Coal Group Companies dated January 1, 1999 and the Memorandum of Understanding Regarding New Virginia Operations dated March 23, 2002, each of which includes (a) any and all employee benefit plans or programs maintained thereby or incorporated therein; (b) that certain Settlement Agreement, dated March 20, 1996, in the case UMWA 1974 Pension Trust, et al. v. The Pittston Company, et al., Civil Action No. 88-0969
(TFH)(U.S. District Court for the District of Columbia; (c) any precedential grievance settlements, arbitration decisions and binding past practices or customs; and (d) any and all memoranda of understanding, local or district


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agreements, correspondence and other documents incorporated by reference therein or attached thereto, including, without limitation, the following:

     Memorandum of Understanding Concerning Participation in the United Mine Workers of America 1974 Pension Plan dated January 1, 1999;
     Memorandum of Understanding Regarding McClure River Preparation Plan dated October 2, 1996;
     Agreement Regarding Clinchfield Electrical Crew dated April 5, 1999; Undated Agreement between Clinchfield Coal Company and Members of Local
7950 (Construction Crew)(regarding pay in lieu of portal);
     Clinchfield Agreement Regarding Forestry Department dated March 23, 2000; Agreement Between Local Union 7950 and Clinchfield Coal Company dated March
23, 2000 (regarding waiver of cumulative 60 day limit as temporary supervisor);
     Agreement Regarding Clinchfield Construction Crew dated March 29, 2000; Agreement dated April 3, 1996 (regarding work performed by the Clinchfield
Central Shop on behalf of non signatory operations of the company);
     Agreement Regarding Clinchfield Central Shop dated January 26-27, 1999; Agreement dated September 10, 1996 (regarding work performed by the
Clinchfield Electrical Line Crew and the Clinchfield Truck Shop on behalf of non signatory operations of the company);
     Agreement dated February 5, 1993 (regarding the staffing of the seniority units which encompass the operation of Highwall Continuous Mining Machines);

     Three letters dated March 23, 2002 between James Spurlock and Daryl Dewberry; and


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     Seven letters dated January 1, 1999 between James Spurlock and Bruce
Bratten.
     "Collective Bargaining Agreements" shall not include the PCO/UMWA Agreements dated January 1, 1999.

     1.29. Contaminated.

     "Contaminated" shall mean the presence of one or more Hazardous Substances in such quantity or concentration as to: (i) violate any Environmental Law; (ii) require disclosure to any Governmental Authority; (iii) require remediation or removal; (iv) interfere with or prevent the use of the Real Property or any of the Purchased Assets as customarily intended; or (v) create any contribution Liability to fund the clean up of the Real Property.

     1.30. Contracts.

     "Contracts" shall mean the written contracts, agreements, personal and real property leases, relationships and commitments, of the Asset Sale Companies listed on Schedule 1.30.

     1.31. Controlled Group.

     "Controlled Group" shall have the meaning set forth in Codess.1563.

     1.32. Conveyance Deeds.

     "Conveyance Deeds" shall mean the deeds substantially in the form of Exhibit E attached hereto.

     1.33. Cooperation Agreement.

     "Cooperation Agreement" shall mean the agreement by and among the PCC Parent, PCC and Buyer substantially in the form of Exhibit F attached hereto.

     1.34. CPA Arbitrator.

     "CPA Arbitrator" shall have the meaning set forth in Section 2.12 hereof.


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     1.35. D-R Service Agreement.

     "D-R Service Agreement" shall mean the agreement by and between Buyer and PCC, substantially in the form of Exhibit G attached hereto.

     1.36. Dispute.

     "Dispute" shall have the meaning set forth in Section 10.14 hereof.

     1.37. Employee.

     "Employee" shall mean any Person (i) employed by and rendering personal services for an Asset Sale Company, (ii) receiving short-term or long-term disability benefits from an Asset Sale Company under an Employee Benefit Plan or
(iii) laid-off or on inactive status from an Asset Sale Company. The term "current and former Employees" shall mean any Persons who fall within the term Employee at any time prior to the Closing Date.

     1.38. Employee Benefit Plans.

     "Employee Benefit Plans" shall have the meaning set forth in Section 3.12 hereof.

     1.39. Environment.

     "Environment" shall mean surface or ground water, water supply, soil or the ambient air.

     1.40. Environmental Laws.

     "Environmental Laws" shall mean collectively, all federal, foreign, state, and local Laws in effect as of the Closing Date that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment, or of natural resources, including, without limitation, Laws applicable to coal mining operations or related activities, (b) the generation, handling, treatment, storage, disposal or transportation of waste materials, (c) the regulation of or exposure to Hazardous Substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability

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Act, 42 U.S.C.ss.ss.9601 et. seq. ("CERCLA"), the Solid Waste Disposal Act, as
amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.ss.6901 et. seq. ("RCRA"), the Clean Air Act, 42 U.S.C.ss.ss.7401 et. seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et. seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.ss.11001 et. seq., and any foreign, state, county, municipal, or local statutes, Laws or ordinances similar or analogous to the federal statutes listed in this sentence.

     1.41. Environmental Matter.

     "Environmental Matter" shall mean any assertion of a violation, claim or directive by any Governmental Authority or any other Person for personal injury, damage to property or the Environment, nuisance, contamination or other adverse effects on the Environment, or for damages or restrictions resulting from or related to (i) the operation of PCC's or its Affiliates' business or any predecessor or the ownership, use or operation at or on any real property or other assets owned, operated or leased by PCC or its Affiliates or any predecessor; or (ii) the existence or the continuation of a Release of, or exposure to, or the transportation, storage or treatment of any Hazardous Substance into the Environment from or related to any real property or assets currently or formerly owned, operated or leased by PCC or its Affiliates or any activities on or operations thereof.

     1.42. Environmental or Response Action.

     "Environmental or Response Action" shall mean all actions required (i) to clean up, remove, treat or in any other way address any Hazardous Substance or other substance; (ii) to prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care; (iv) to bring facilities on any real property currently or formerly owned, operated or leased by PCC or its Affiliates and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Reclamation Laws and all permits and other authorizations, and the filing of all notifications and reports required under any Environmental Laws and Reclamation Laws; or (v) for the purpose of environmental protection of any real property currently or formerly owned, operated or leased by PCC or its Affiliates.

     1.43. EPA.

     "EPA" shall have the meaning set forth in Section 3.8 hereof.

     1.44. Equipment.

     "Equipment" shall mean the tangible machinery, vehicles, equipment, furniture, fixtures, furnishings, trailers, tools, parts and other personal property owned or leased by the Asset Sale Companies listed on Schedules 1.44(a) and 1.44(b), respectively.

     1.45. ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.46. ERISA Affiliates.

     "ERISA Affiliates" shall mean any trade or business (whether or not incorporated) that is part of the same Controlled Group as, or under common control with, or part of an affiliated service group that includes, PCC and each of the Asset Sale Companies within the meaning of Section 414(b), (c), (m) or
(o) of the Code.

     1.47. Fiduciary.

     "Fiduciary" shall have the meaning set forth in ERISA ss.3(21)

     1.48. Governmental Authority.

     "Governmental Authority" shall mean any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any foreign, state or local government or any subdivision, agency, commission, office, authority or bureau thereof or any quasi-governmental entity or authority of any nature.

     1.49. Hazardous Substances.

     "Hazardous Substances" shall mean any substance, chemical, waste, solid, material, pollutant or contaminant that is defined or listed as hazardous or toxic under any applicable Environmental Laws. Without limiting the generality of the foregoing it shall also include any radioactive material, including any naturally-occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. 2011, et seq., any amendments or authorizations thereof, any asbestos-containing materials in any form or condition, any polychlorinated biphenyls in any form or condition, radioactive waste, or natural gas, natural gas liquids, liquified natural gas, condensate, or derivatives or byproducts thereof or oil and petroleum products or by products and constituents thereof.

     1.50. Health and Safety Requirements.

     "Health and Safety Requirements" shall mean all applicable federal, state, local and foreign Laws concerning public health and safety and worker health and safety each as in effect as of the Closing Date, other than Environmental Laws.

     1.51. HIPAA.

     "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, and all rules and regulations thereunder.

     1.52. Income Tax or Income Taxes.

     "Income Tax or "Income Taxes" shall mean any Tax based on or measured by net income.

     1.53. Indemnification and Guaranty Agreement.

     "Indemnification and Guaranty Agreement" shall mean the agreement by and among PCC Parent, PCC, Buyer and Buyer's Ultimate Parent substantially in the form of Exhibit H attached hereto.

     1.54. Independent Surveyor.

     "Independent Surveyor" shall have the meaning set forth in Section 2.11(b) hereof.

     1.55. Intellectual Property.

     "Intellectual Property" shall mean the trademarks, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, logos, trade secrets, confidential information related to the Purchased Assets, inventions, know-how, designs, technical data, drawings, customer and supplier lists, pricing and cost information, or computer programs and processes and all goodwill associated therewith and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions owned or licensed or leased by the Asset Sale Companies listed on Schedules 1.55(a) and 1.55(b), respectively.

     1.56. IRS.

     "IRS" shall mean the United States Internal Revenue Service.

     1.57. Knowledge of PCC.

     "Knowledge of PCC" shall mean, for the individuals listed on Schedule 1.57, any such individual's actual knowledge and what any such individual should have known after reasonable inquiry within the scope of that individual's job responsibilities.

     1.58. Law.

     "Law" and "Laws" shall mean any applicable United States or foreign, federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     1.59. Lien.

     "Lien" shall mean any lien, encumbrance, mortgage, charge, claim, restriction, pledge, security interest or imposition of any kind.

     1.60. Liability.

     "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes. Liabilities shall mean one or more items of Liability.

     1.61. Material Adverse Effect.

     "Material Adverse Effect" shall mean any event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Business, taken as a whole, without regard to the duration of such material adverse impact.

     1.62. Medical Plans.

     "Medical Plans" shall mean any and all benefit plans that provide medical, dental and other benefits to current or former Employees sponsored or maintained by or on behalf of, or for the benefit of, PCC or any Asset Sale Company, including the Comprehensive Medical Expense Benefits Plan of The Pittston Company and Its Subsidiaries, the Pittston Coal Group Companies Managed Care Employee Benefit Plan for UMWA Represented Employees dated April 1, 1999, the Pittston Coal Group Companies Employee Benefit Plan for UMWA Represented Employees dated June 21, 1994, and the Pittston Coal Group Companies Employee Benefit Plan for UMWA Represented Employees dated February 21, 1990.

     1.63. Mining Activities.

     "Mining Activities" shall mean those activities of the Asset Sale Companies that have taken place on or through the use of the Purchased Assets that involve surface, underground and auger mining, processing or transporting of coal and the handling of coal by-products.

     1.64. Mining Data.

     "Mining Data" shall have the meaning set forth in Section 3.5(d) hereof.

     1.65. Mining Environmental Liabilities.

     "Mining Environmental Liabilities" shall mean Liabilities that relate to or arise from both of the following: (i) any of the Hazardous Substances set forth on Schedule 1.65 and (ii) an Environmental Matter or Environmental and Response Action associated with Mining Activities to the extent that such Mining Activities conformed to industry standard practices at the time such Mining Activities were conducted.

     1.66. MSHA.

     "MSHA" shall have the meaning set forth in Section 3.8 hereof.

     1.67. Multiemployer Plan.

     "Multiemployer Plan" shall have the meaning set forth in Section 3.12 hereof.

     1.68. Non-Classified Employee.

     "Non-Classified Employee" shall mean an Employee, the terms of whose employment are not or were not, at the time of the determination of the Employee's status, governed by a collective bargaining agreement, including any of the Collective Bargaining Agreements.

     1.69. Non-Classified Employee Retiree Medical Plan.

     "Non-Classified Employee Retiree Medical Plan" shall mean the Comprehensive Medical Expense Benefits Plan of The Pittston Company and its Subsidiaries.

     1.70. Operator.

     "Operator" shall have the meaning set forth in Section 3.8 hereof.

     1.71. Ordinary Course of Business.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     1.72. OSM.

     "OSM" shall have the meaning set forth in Section 3.8 hereof.

     1.73. Parts, Fuel and Supplies Inventory.

     "Parts, Fuel and Supplies Inventory" shall include the categories of items listed on Schedule 1.73.

     1.74. PBGC.

     "PBGC" shall mean the Pension Benefits Guaranty Corporation.

     1.75. PCC.

     "PCC" shall have the meaning given to it in the preamble to this Agreement.

     1.76. PCC Bonds.

     "PCC Bonds" shall have the meaning set forth in Section 3.9 hereof.

     1.77. PCC Closing Certificate.

     "PCC Closing Certificate" shall mean the certificate of PCC substantially in the form of Exhibit I attached hereto.

     1.78. PCC Group.

     "PCC Group" shall have the meaning set forth in Section 1.95(j) hereof.

     1.79. PCC Parent.

     "PCC Parent" shall mean The Pittston Company, a Virginia corporation.

     1.80. Pension Plans.

     "Pension Plans" shall have the meaning set forth in Section 3.12 hereof.

     1.81. Permits.

     "Permits" shall mean the written permits, licenses, orders, certificates, registrations, approvals and similar rights held by the Asset Sale Companies listed on Schedule 1.81.

     1.82. Permitted Liens.

     "Permitted Liens" shall mean: (i) Liens for property Taxes not due and payable; (ii) encumbrances that would be apparent in a physical inspection of the surface of the Real Property; (iii) all instruments of record in the offices of the Clerk of the Circuit Court for each county where the Real Property is located; and (iv) those Liens affecting the Purchased Assets that are listed on
Schedule 1.82.

     1.83. Person.

     "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

     1.84. Post-Closing Period.

     "Post-Closing Period" shall mean any taxable period beginning after the Closing Date.

     1.85. Pre-Closing Period.

     "Pre-Closing Period" shall mean any taxable period ending on or before the Closing Date.

     1.86. Promissory Note.

     "Promissory Note" shall mean the secured promissory note made by Buyer in favor of PCC determined in accordance with Section 2.11, to be dated as of the Closing Date, in a form to be agreed upon by the parties hereto.

     1.87. Purchase Price.

     "Purchase Price" shall mean the cash amount of $8,170,000 (which amount shall include $880,000 for the Parts, Fuel and Supplies Inventory, $3,180,000 for the Coal Inventory and $110,000 for two continuous miners), plus the Promissory Note.

     1.88. Purchased Assets.

     "Purchased Assets" shall mean all right, title and interest in and to the Coal Inventory, Parts, Fuel and Supplies Inventory, Equipment, Books and Records, Real Property, Mining Data and Intellectual Property of the Asset Sale Companies and the rights of the Asset Sale Companies with respect to the Contracts and the Permits.

     1.89. Qualified Plans.


     "Qualified Plans" shall have the meaning set forth in Section 3.12 hereof.

     1.90. RCRA.

     "RCRA" shall have the meaning set forth in Section 1.40 hereof.

     1.91. Real Property.

     "Real Property" shall mean the real property rights and interests owned, leased or subleased by the Asset Sale Companies and any improvements, fixtures, easements, rights of way, and other appurtenants thereto (such as appurtenant rights in and to public streets) that are listed on Schedule 1.91.

     1.92. Reclamation Laws.

     "Reclamation Laws" shall mean all federal, state and local Laws, as now or hereafter in effect, relating to coal mining reclamation activities or Liabilities. For purposes of this definition, "coal mining" shall include, but not be limited to, any activities defined under the Surface Mining Control and Reclamation Act of 1977, as amended, as "surface coal mining operations."

     1.93. Related Persons.

     "Related Persons" shall mean related persons as that term is defined in
Section 9701(c)(2) of the Coal Act, except that it shall not include successors in interest.

     1.94. Release.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the Environment of Hazardous Substances.

     1.95. Retained Liabilities.

     "Retained Liabilities" shall mean all of the Liabilities of each Asset Sale Company, other than the Assumed Liabilities, including, without limitation, the following:

          (a)  the Liabilities listed on Schedule 1.95(a);

          (b) all Liabilities arising under applicable Workers' Compensation Acts for or based upon the employment of (i) the current and former Employees of the Asset Sale Companies who are not hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, and (ii) the current and former Employees of the Asset Sale Companies who are hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, but only with respect to claims where the date of injury or the date of last injurious exposure occurred prior to the date such Employees began working for Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors;

          (c) all Liabilities arising under the federal black lung Laws for or based upon the employment of (i) the current and former Employees of the Asset Sale Companies who are not hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors and (ii) the current and former Employees of the Asset Sale Companies who are hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, to the extent and in the amounts provided in the federal black lung Laws, but only until such time as Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors becomes the responsible operator under the federal black lung Laws for such Employees;

          (d) unless such Liabilities are otherwise retained pursuant to Sections 1.95(j) or 1.95(k) hereof, all Liabilities for medical, dental, vision, sickness and accident, life, death, accidental death and dismemberment, and other benefits and expenses covered under the Medical Plans including related insurance costs or premiums for or based upon the employment of (i) the current and former Employees of the Asset Sale Companies who are not hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, (ii) the current or former Employees of the Asset Sale Companies who are hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, but only with respect to the period prior to the date such Employees began working for Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors and (iii) in either case, all such Liabilities under COBRA, HIPAA and other Laws, including all Liabilities of a Fiduciary for breach of fiduciary duty or any other failure to act or comply in connection with the administration of such Medical Plans;

          (e) unless such Liabilities are otherwise retained pursuant to Sections 1.95(j) or 1.95(k) hereof, all Liabilities arising under or based upon the Employee Benefit Plans sponsored or maintained by, on behalf of or for the benefit of such Asset Sale Company or its Employees or in which such Asset Sale Company participated (other than the UMWA Pension Plans and the Medical Plans), including all Liabilities arising from or related to the termination thereof or Liabilities of a Fiduciary for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan;

          (f) all Liabilities for salaries, wages, bonuses, vacation days, personal days, contributions, if any, to the UMWA Pension Plans required under the Collective Bargaining Agreements and similar forms of leave or compensation for or based upon the employment of (i) the current and former Employees of the Asset Sale Companies who are not hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, and (ii) the current and former Employees of the Asset Sale Companies who are hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, that are accrued, due or earned up to the date such Employees began working for Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors and for which such Employees are eligible;

          (g) all Liabilities for terminated contract miner performance escrow amounts (including interest) accrued up to the Closing Date;

          (h) all Liabilities for accounts payable for which goods have been shipped and delivered (whether or not invoiced) or services have been performed (whether or not invoiced) and related notes, trade payables and earned royalties, to the extent that an Asset Sale Company received a benefit before the Closing Date;

          (i) all Liabilities for claims of any current or former Employees pursuant to the WARN Act arising out of acts or omissions of the Asset Sale Companies prior to and including the Closing Date;

          (j) (1) all Liabilities, if any, of any Asset Sale Company and its Related Persons (collectively, the "PCC Group") under the Coal Act, and (2) all Liabilities, if any, of the PCC Group under any post-Closing amendments to the Coal Act for (i) beneficiaries eligible under the Coal Act who are assigned to a member of the PCC Group or for whom a member of the PCC Group is required to provide or pay for medical benefits pursuant to Sections 9711 or 9712 of the Coal Act or (ii) death benefit premiums or unassigned beneficiary premiums (as those terms are used in Sections 9704(c) and 9704(d) of the Coal Act) for beneficiaries eligible under the Coal Act, that are assessed against any member of the PCC Group; provided, for the avoidance of doubt, that the Liabilities retained pursuant to (1) and (2) above shall not be affected by Buyer or any of its Affiliates being identified under the Coal Act or any post-Closing amendments thereto as a successor, successor in interest or "Related person" under the Coal Act or any post-Closing amendments thereto to any member of the PCC Group solely as a result of Buyer's purchase of the Purchased Assets;

          (k) notwithstanding anything in Article VIII to the contrary, all Liabilities for retiree medical benefits provided through any Classified Employee Retiree Medical Plan maintained pursuant to any of the Collective Bargaining Agreements in which such Asset Sale Signatory Company participates as of the Closing Date for
               (i) the current and former Classified Employees (and their eligible dependents and beneficiaries) of the Asset Sale Signatory Company who, as of the Closing Date, have retired and are receiving benefits from any such Classified Employee Retiree Medical Plan, (ii) the current and former Classified Employees (and their eligible dependents and beneficiaries) of the Asset Sale Signatory Company who, based on age, service, and/or disability, satisfy the eligibility criteria in any such Classified Employee Retiree Medical Plan to receive retiree health benefits and whose last signatory Classified Employment is with the Asset Sale Signatory Company, (iii) the current and former Classified Employees listed on Schedule 1.95(k)(1) (and their eligible dependents and beneficiaries) who (1) are recalled or hired after the Closing Date by Buyer or one of Buyer's

               Affiliates, Successors, Assigns, Lessees or Contractors pursuant to or as a result of any of the Collective Bargaining Agreements to work at the Purchased Assets listed on Schedule 1.95(k)(2),
               (2) based on age, service, and/or disability, satisfy the eligibility criteria in any such Classified Employee Retiree Medical Plan to receive retiree health benefits and (3) whose last signatory Classified Employment is with Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors; and (iv) the current and former Classified Employees listed on
               Schedule 1.95(k)(3) (and their eligible dependents and beneficiaries) who (1) are recalled or hired between the Closing Date and December 31, 2003 by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors pursuant to or as a result of any of the Collective Bargaining Agreements to work at the Purchased Assets listed on Schedule 1.95(k)(2), (2) based on age, service and/or disability effective as of December 31, 2003 (but excluding any individuals who meet the disability criteria as a result of having incurred the disability after being employed by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors) satisfy the eligibility criteria in any Classified Employee Retiree Medical Plan to receive retiree health benefits and (3) whose last signatory Classified Employment is with Buyer, or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, provided, however, that PCC shall not retain Liabilities pursuant to (iii) and (iv) above with respect to (A) any Employee listed on Schedule 1.95(k)(1) or Schedule 1.95(k)(3) who works for an employer other than Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, that is signatory to a collective bargaining agreement with the UMWA, between the time the Employee last worked for the Asset Sale Signatory Company and is recalled or hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors or (B) any Employee who is listed on Schedule 1.95(k)(1) or Schedule 1.95(k)(3) (and their eligible dependents and beneficiaries) where, at Lessees or Contractors, the total number of Classified Employees working at the Purchased Assets listed on Schedule 1.95(k)(2) exceeds 273 (the "273 Threshold"); and provided further that the Liabilities described in (iii) and (iv) above shall exist regardless of when such Classified Employees actually retire or seek to receive retiree health benefits, and shall continue for so long as Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors would be obligated to provide those benefits but for the terms of this Agreement;

          (l) all Liabilities, if any, of such Asset Sale Companies for retiree medical benefits with respect to Non-Classified Employees of such Asset Sale Company (and their eligible dependents and beneficiaries) who, on or prior to the Closing Date, satisfy the requirements for retiree medical benefits under any Non-Classified Employee Retiree Medical Plan in which such Asset Sale Company participates;

          (m) all Liabilities relating to assets held in trust under any Qualified Plan sponsored or maintained by, on behalf of or for the benefit of such Asset Sale Company or its current or former Employees or in which such Asset Sale Company participates (other than the UMWA Pension Plans) arising or relating to the period prior to the Closing Date;

          (n) all Liabilities with respect to withdrawal by the Asset Sale Companies or their Affiliates, if any, from the UMWA Pension Plans or any other Multiemployer Plan;

          (o) all inter-company indebtedness owed by any Asset Sale Company to the PCC Parent or any of the PCC Parent's Affiliates;

          (p) all Liabilities arising out of or in connection with compliance prior to the Closing Date with Health and Safety Requirements pertaining to the Purchased Assets, and all Liabilities arising out of or in connection with compliance with all Laws relating to equal employment opportunity, employment, or labor relations concerning the employment of any Employee by the Asset Sale Companies, or relating to any other action taken or not taken by the Asset Sale Companies concerning (i) the current and former Employees of the Asset Sale Companies who are not hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, and (ii) the current and former Employees of the Asset Sale Companies who are hired by Buyer or one of Buyer's Affiliates, Successors, Assigns, Lessees or Contractors, but only with respect to matters arising out of the employment of such Employees by the Asset Sale Companies;

          (q) except as set forth on Schedule 1.9, all Liabilities for the claims, legal actions, suits, litigation, arbitrations, grievances, disputes or investigations listed on Schedules 3.5(c), 3.8 and 3.11;

          (r) all Liabilities of any of the Asset Sale Companies for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date (to the extent of any inconsistencies with Article VII hereof, Article VII shall be controlling);

          (s) all amounts payable as the result of the consummation of the transactions contemplated by this Agreement that arise due to any change of control provision of any Contract other than those Contracts listed on Schedule 5.4(b);

          (t) all Liabilities of any of the Asset Sale Companies for the unpaid Taxes of any Person (including PCC and its subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (u) all Liabilities for any Environmental Matter or Environmental or Response Action related to real property or any other asset owned, operated or leased by PCC or any of its Affiliates that is not a Purchased Asset (except to the extent otherwise provided in the D-R Service Agreement or any other agreement entered into contemporaneously with this Agreement pursuant to which reclamation and other services are to be performed on PCC's or its Affiliates' idle properties);

          (v) all Liabilities for any Environmental Matter or Environmental or Response Action (other than Mining Environmental Liabilities) to the extent the underlying claim relates to or arises from any activity on or through the use of the Purchased Assets and is attributable to acts or omissions occurring at or prior to the Closing;

          (w) all Liabilities of PCC that become a Liability of Buyer under any bulk transfer Law of any jurisdiction;

          (x) all Liabilities under the Collective Bargaining Agreements that do not pertain to or arise out of any Asset Sale Signatory Company's ownership of the Purchased Assets;

          (y) all Liabilities under the contracts, agreements, personal and real property leases, relationships and commitments of the Asset Sale Companies listed on Schedule 1.95(y); and

          (z) all Liabilities related to Equipment retained by PCC and the Asset Sale Companies after the Closing Date but included within the Equipment leases listed in Schedule 5.4(b).

     1.96. Security Agreement.

     "Security Agreement" shall mean the Security Agreement between Buyer and PCC, to be dated as of the Closing Date, in a form to be agreed upon by the parties hereto.

     1.97. SMCRA.

     "SMCRA" shall have the meaning set forth in Section 3.8 hereof.

     1.98. Straddle Period.

     "Straddle Period" shall mean any taxable period covering days before and after the Closing Date.

     1.99. Tax or Taxes.

     "Tax" or "Taxes" mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, reclamation fees or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, but shall not include, for purposes of this Agreement only, Liabilities under the Coal Act, of whatever nature and regardless of how denominated.

     1.100. Tax Return.

     "Tax Return" shall mean any original or amended report, return, declaration, claim for refund, statement, document, schedule, attachment or other information supplied or required to be supplied to a Governmental Authority with respect to Taxes, including any return of an affiliated, combined or unitary group.

     1.101. UMWA.

     "UMWA" shall mean the International Union, United Mine Workers of America, including its district and local unions.

     1.102. UMWA Pension Plans.

     "UMWA Pension Plans" shall mean the United Mine Workers of America 1950 and 1974 Pension Plans and Trusts.

     1.103. VDEQ.

     "VDEQ" shall have the meaning set forth in Section 3.8 hereof.

     1.104. VDMME.

     "VDMME" shall have the meaning set forth in Section 3.8 hereof.

     1.105. WARN Act.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

     1.106. Welfare Plans.

     "Welfare Plans" shall have the meaning set forth in Section 3.12 hereof.


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

     1.107. Workers' Compensation Acts.

     "Workers' Compensation Acts" shall mean Laws that provide for awards to employees and their dependents for employment-related accidents and diseases.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

2.1. Transfer of Assets.

     On the Closing Date, PCC (on behalf of the Asset Sale Companies) shall cause to be sold, conveyed, transferred, assigned, and delivered to Buyer, and Buyer shall acquire, the Purchased Assets. At the Closing, subject to the terms and conditions of this Agreement, PCC agrees to: (i) cause title to the Purchased Assets to be transferred and delivered to Buyer; and (ii) perform its obligations under this Agreement to be performed at or before Closing. In full payment for the Purchased Assets, Buyer shall: (i) assume the Assumed Liabilities; (ii) pay to PCC (which shall receive such amounts on behalf of the Asset Sale Companies) the Purchase Price by wire transfer of cash or other immediately available funds and execute and deliver to PCC the Promissory Note; and (iii) perform its obligations under this Agreement to be performed at or before Closing. Buyer shall not assume or have any responsibility with respect to any Liability of PCC Parent, PCC, the PCC Group or the Asset Sale Companies that is not an Assumed Liability.

     2.2. Bills of Sale, Assignment and Assumption Agreements, Conveyance Deeds and Other Documents.

     At the Closing, PCC shall cause each of the Asset Sale Companies to: (i) execute and deliver to Buyer the Bills of Sale, the Assignment and Assumption Agreements, the Conveyance Deeds and such other documents as may be necessary to convey to Buyer the Purchased Assets; and (ii) perform its obligations under the Agreement to be performed at or before the Closing.

     2.3. Assumption of Liabilities.

     At the Closing, Buyer shall execute and deliver to PCC the Assignment and Assumption Agreements and such other documents and instruments as may be necessary for Buyer to assume all of the Assumed Liabilities. Buyer shall not assume or have any responsibility, however, with respect to any Liability of PCC Parent, PCC, the PCC Group or the Asset Sale Companies that is not an Assumed Liability.

     2.4. Proration of Liabilities.

     PCC and Buyer shall cooperate with each other to provide for payments due with respect to the Assumed Liabilities and the Retained Liabilities during the payment period in which the Closing occurs with all such Liabilities prorated as of the Closing Date, if applicable.

     2.5. Indemnification and Guaranty Agreement.

     At the Closing, PCC, PCC Parent, Buyer's Ultimate Parent and Buyer shall execute and deliver the Indemnification and Guaranty Agreement.

     2.6. Cooperation Agreement.

     At the Closing, PCC and Buyer shall, and PCC shall cause PCC Parent to, execute and deliver the Cooperation Agreement pursuant to which Buyer, PCC Parent and PCC shall provide each other certain information and other assistance in connection with the collection, administration and/or satisfaction of certain of the Retained Liabilities.

     2.7. Administrative Services Agreement.

     At the Closing, PCC and Buyer shall execute and deliver the Administrative Services Agreement pursuant to which PCC or one of its Affiliates will provide certain services to Buyer and the Asset Sale Companies for a transition period.

     2.8. D-R Service Agreement.

     At the Closing, PCC and Buyer shall execute and deliver the D-R Service Agreement pursuant to which Buyer will cause one of its Affiliates to perform reclamation and other services on idle properties.

     2.9. Security Agreement.

     At the Closing, in order to secure Buyer's obligations under the Promissory Note, PCC and Buyer shall execute and deliver the Security Agreement.

     2.10. Additional Documents.

     At the Closing, PCC and Buyer shall, and PCC shall cause the Asset Sale Companies to, execute and deliver all such other documents or instruments necessary or appropriate to effect the transactions contemplated by this Agreement, including the documents provided in Section 5.6 hereof and in this
Article II.

     2.11. Coal Inventory Adjustment.

          (a) In accordance with the provisions of this Section 2.11, Buyer shall pay PCC the amount, if any, by which the value of the Coal Inventory (as calculated in accordance with Sections 2.11(b)) is finally determined to be greater than $3,180,000. Such payment shall constitute an adjustment to the Purchase Price and shall be paid by fixing the face amount of the Promissory Note within one business day after the completion of the procedures contemplated in Sections 2.11(b).

          (b) No later than three days before the Closing Date, the parties will agree upon the density of the various stockpiles that constitute the Coal Inventory. No later than two business days prior to the Closing Date, PCC and Buyer shall cause PennTree Engineering (the "Independent Surveyor") to prepare and deliver to each of them a survey of all Coal Inventory of the Asset Sale

               Companies as of the Closing, which survey shall be conducted in accordance with the principles set forth on and shall be in substantially the format attached hereto as part of Schedule 2.11(b). PCC and Buyer shall, and shall cause their respective Affiliates to, cooperate with and make available any information reasonably requested by the Independent Surveyor in its preparation of its survey of the Coal Inventory. All determinations made by the Independent Surveyor in its survey of the Coal Inventory shall be final, binding and conclusive on the parties. PCC and Buyer shall each bear fifty percent of the fees and costs of the Independent Surveyor and any other third party incurred in connection with the calculation of the Coal Inventory pursuant to this Section 2.11(b).

     2.12. Allocation of Purchase Price and Assumed Liabilities.

     The Purchase Price and the Assumed Liabilities (to the extent they constitute part of the amount realized for federal Income Tax purposes) shall be allocated among the Purchased Assets in accordance with a schedule to be agreed upon by Buyer and PCC after the Closing Date. Buyer shall prepare such allocation schedule and deliver it to PCC upon a date to be agreed upon between the parties, which date shall be no later than 60 days after the Closing Date. PCC shall be deemed to agree with such allocation schedule unless, within ten
(10) days after the date PCC receives the allocation schedule from Buyer, PCC notifies Buyer in writing of (i) each allocation with which it disagrees and
(ii) for each such allocation, the amount that PCC proposes to allocate. If PCC provides such notice to Buyer, the parties shall proceed in good faith to resolve mutually the disputed allocation amounts within fifteen (15) days after the date on which PCC notifies Buyer of a disagreement with Buyer's proposed allocation. If PCC and Buyer cannot resolve any such differences, the parties agree to submit such differences to arbitration in Abingdon, Virginia, by the accounting firm of Deloitte & Touche, LLP or another accounting firm mutually acceptable to both parties (the "CPA Arbitrator") to resolve such differences. The CPA Arbitrator shall make such review and examination of the relevant facts and documents as the CPA Arbitrator deems appropriate and shall permit each of Buyer and PCC to make a written presentation of their respective positions. Within forty-five (45) days after submission of such dispute by both parties, the CPA Arbitrator shall resolve such dispute in writing and shall prepare and deliver its decision, which shall (i) be based upon a determination of the fair market value of the Purchased Assets, (ii) defer to valuations that have been prepared in accordance with generally accepted valuation techniques absent manifest error, (iii) be final and binding upon the parties without further recourse or collateral attack and (iv) accept either Buyer's or PCC's position in its entirety. The party whose position is not accepted by the CPA Arbitrator shall pay all fees and costs of such CPA Arbitrator to arbitrate such dispute. The allocation schedule shall include, at a minimum, information necessary to complete Part II of IRS Form 8594. The allocation to the Purchased Assets is intended to comply with the requirements of Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060, and except for any adjustment to the Purchase Price hereunder, after the completion and agreement by the parties to the allocation schedule, such allocation schedule shall be adjusted only if and to the extent necessary to comply with such requirements of Section 1060. Buyer and PCC agree that they will not take nor will they permit any Affiliate to take, for Income Tax purposes, any position inconsistent with such allocation schedule to the Purchased Assets; provided, however, that (i) Buyer's cost for the Purchased Assets may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated and (ii) the amount realized by the Asset Sale Companies may differ from the total amount allocated hereunder to reflect transaction costs that reduce the amount realized for federal Income Tax purposes.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PCC

         PCC hereby represents and warrants to Buyer that the statements contained in this Article III are correct and complete, except as set forth in the Schedules delivered by PCC to Buyer in connection with this Agreement. The Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

3.1.     Incorporation.

     PCC and each of the Asset Sale Companies are corporations duly organized, validly existing and in good standing under the Laws of the respective state or commonwealth of each such company's incorporation. PCC and each of the Asset Sale Companies that is not a corporation incorporated under the Laws of Virginia are duly qualified or licensed to transact business as a foreign corporation in Virginia and are in good standing under the laws of Virginia. Set forth on
Schedule 3.1 is the name of each state or other jurisdiction in which each such company has either paid taxes or had an office in the three years prior to the date of this Agreement.

     3.2. Execution, Delivery and Performance.

     The execution, delivery and performance by PCC of this Agreement and by PCC and the applicable Asset Sale Company of each other agreement or instrument to which it is a party executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein and therein will not, with or without the giving of notice or the passage of time, or both: (i) conflict with, or result in a violation or breach of, or a default, right to accelerate, right to exercise any remedy or loss of rights under, or result in the creation of any Lien (other than Permitted Liens) under or pursuant to, any provision of PCC's or any Asset Sale Company's Articles of Incorporation or Bylaws or of any material franchise, mortgage, deed of trust, Lien, lease, license, instrument, agreement, consent, approval, waiver or understanding to which PCC or any Asset Sale Company is a party or by which any Asset Sale Company is bound, or any Law or any order, judgment, writ, injunction or decree to which PCC or any Asset Sale Company is a party or by which PCC, any Asset Sale Company or the Purchased Assets may be bound or affected; (ii) require the approval, consent or authorization of, prior notice to, or filing or registration with any Governmental Authority or, except as set forth on Schedule 1.81, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate any authorization or Permit issued by a Governmental Authority that is held by PCC or the Asset Sale Companies or that otherwise relates to the Purchased Assets; or (iii) give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereunder or exercise any remedy or obtain any relief under any Law to which PCC or any Asset Sale Company is subject.

     3.3. Authorization.

     PCC has full power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and each of PCC and the Asset Sale Companies has full power and authority to enter into and deliver each other agreement or instrument to which it is a party executed in connection herewith and delivered pursuant hereto and to perform its obligations thereunder. PCC's execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements and instruments by PCC and each of the Asset Sale Companies in connection herewith and delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of PCC and each of the Asset Sale Companies. This Agreement and all other agreements or instruments executed by PCC or any of the Asset Sale Companies in connection herewith and delivered by PCC or any of the Asset Sale Companies pursuant hereto have been duly executed and delivered by PCC or such Asset Sale Companies and this Agreement and all other agreements and instruments executed by PCC or any of the Asset Sale

Companies in connection herewith and delivered by PCC or any of the Asset Sale Companies pursuant hereto constitute the legal, valid and binding obligation of PCC or such Asset Sale Company, as the case may be, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights).

     3.4. Absence of Changes.

     Except as contemplated by this Agreement, since December 31, 2001, none of the Asset Sale Companies has, with respect to the Purchased Assets:

          (a) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability, or issued any note, bond or other debt security, or guaranteed any indebtedness for borrowed money or capitalized lease obligation, except Liabilities incurred in the Ordinary Course of Business, none of which would reasonably be expected to result in an impact greater than $100,000;

          (b) paid any Liability other than current Liabilities in the Ordinary Course of Business;

          (c) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any of the Equipment or Real Property, or, other than in the Ordinary Course of Business, any other Purchased Assets, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, other than in the Ordinary Course of Business, any Permits;

          (d) except in the Ordinary Course of Business, entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) or made or permitted any material amendment to or termination, acceleration, modification or cancellation of any Contract or breached any provision of any Contract;

          (e)  merged or consolidated with any other Person;

          (f) mortgaged, pledged or subjected to any Lien any of its assets or properties, other than Permitted Liens;

          (g) made any capital expenditure (or series of related capital expenditures) either (x) involving more than $100,000 or (y) outside the Ordinary Course of Business;

          (h) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either (x) involving $100,000 or (y) outside the Ordinary Course of Business;

          (i) delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (j) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either (x) involving more than $100,000 or (y) outside the Ordinary Course of Business;

          (k) made any loan to, or entered into any other transaction with, any of the directors, officers and employees of such Asset Sale Company outside the Ordinary Course of Business;

          (l) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract;

          (m) except in the Ordinary Course of Business adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of the directors, officers and Employees of the Asset Sale Companies, or taken any such action with respect to any other Employee Benefit Plan;

          (n) made any other change in employment terms for any of the directors, officers and Employees of the Asset Sale Companies outside the Ordinary Course of Business;

          (o) suffered any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

          (p) implemented or adopted any change in its accounting methods or principles or the application thereof; or

          (q) entered into any agreement, arrangement or understanding with respect to any of the foregoing.

     3.5. Real Property.

          (a) PCC has made available to Buyer all deeds, leases, bills of sale, documents of title, abstracts, surveys, plats and maps in the possession of the Asset Sale Companies or their Affiliates that relate to the Real Property. With respect to the Real Property:

               (i) the Asset Sale Companies have marketable title to the owned Real Property, taken as a whole, and the Real Property is free and clear of any Lien (other than Permitted Liens);

               (ii) there are no pending or, to the Knowledge of PCC, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Real Property;

               (iii) the legal description for the parcels contained in the deed thereof describes such parcel fully and adequately, and the buildings and improvements are located within the boundary lines of the described parcels of land;

               (iv) none of the Asset Sale Companies have been notified that any buildings or improvements located on the Real Property are in violation of applicable zoning laws and ordinances; and

               (v) there are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein.

          (b) Schedule 1.91 identifies the coal leases, coal subleases and surface leases that comprise a portion of the Real Property. PCC has made available to Buyer all coal leases, coal subleases and surface leases listed on Schedule 1.91. With respect to each such lease and sublease:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) except for the consents set forth on Schedule 3.10(c) that are required to be obtained and the notices given, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (iii) no Asset Sale Company nor, to the Knowledge of PCC, any
                    other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no Asset Sale Company nor, to the Knowledge of PCC, any
                    other party to the lease or sublease has repudiated any provision thereof; and

               (v) none of the Asset Sale Companies has assigned, transferred, conveyed or subjected to a Lien any interest in the leasehold or subleasehold, other than those created pursuant to the terms of that lease or sublease.

          (c) There is not any third party adverse claim to any of the Real Property, other than Permitted Liens, and, to the Knowledge of PCC, no party is in wrongful possession of any parcel of the Real Property.

          (d) PCC has made available to Buyer geological data, reserve data, mine maps, core hole logs and associated data, coal measurements, coal samples, lithologic data, coal reserve calculations or reports, washability analyses or reports, mine plans, mining permit applications and supporting data, engineering studies and all other information, maps, reports and data in the possession of the Asset Sale Companies and relating to or affecting the Real Property, including the coal reserves, coal ownership, coal leases to the Asset Sale Companies, coal leases from the Asset Sale Companies to third parties, mining conditions, mines, and mining plans of the Asset Sale Companies as prepared and utilized by the Asset Sale Companies in their day to day Mining Activities (collectively, the "Mining Data"). NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, BUYER ACCEPTS THE ASSET SALE COMPANIES' COAL RESERVES IN OR UNDER THE REAL PROPERTY, AS IS, WHERE IS, TOGETHER WITH THE MINING DATA, FREE OF ANY WARRANTY (EXPRESS OR IMPLIED) WITH REGARD TO THE MINEABILITY, WASHABILITY, RECOVERABILITY, VOLUME, OR QUANTITY OR QUALITY OF ANY COAL RESERVE. The coal reserves mined by the Asset Sale Companies (whether such reserves are owned or leased by the Asset Sale Companies) are not subject to any mining rights of any other Person.

     3.6. Purchased Assets.

          (a) The Asset Sale Companies (i) own good and transferable title to all of the Purchased Assets, other than Real Property, free and clear of all Liens and restrictions on transfer, other than Permitted Liens or (ii) lease such Purchased Assets under a valid and enforceable lease (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights). No rights of the Asset Sale Companies under such leases have been assigned or otherwise transferred as security for any obligation of the Asset Sale Companies. The consummation of the transactions contemplated by this Agreement will not create or constitute, either with or without notice or the passage of time a default or event of default under any such lease or require the consent of any other party to such lease in order to avoid a default or event of default.

          (b) Except for the items set forth on Schedule 1.95(y), the Purchased Assets include all tangible and intangible assets owned by the Asset Sale Companies and used in the Business.

          (c) The Equipment that is currently in use has been maintained in accordance with normal industry practice and is suitable for the purposes for which the Asset Sale Companies are presently using such Equipment.

          (d) The value of the Parts, Fuel and Supplies Inventory as of the Closing Date shall be at least $880,000.

     3.7. Intellectual Property.

     No third party has asserted any interest in the Intellectual Property, nor has any third party alleged that any Asset Sale Company has infringed on any Intellectual Property of any third party. To the Knowledge of PCC, none of the Asset Sale Companies interferes with, infringes upon, misappropriates, or otherwise comes into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

     3.8. Permits and Environmental Compliance.

          (a) Each Asset Sale Company is in material compliance with all Environmental Laws related to the Purchased Assets. Neither PCC nor any Asset Sale Company (such Persons being hereafter referred to in this Section 3.8 as "Operators") has been notified by any

               Governmental Authority of any current, alleged or unresolved violation of any Environmental Laws applicable to Mining Activities, including any investigatory, remedial or corrective obligations, that would result in (i) closure, suspension or restriction of any mine or mining-related activity on the Real Property, (ii) revocation or suspension of any license or Permits, or (iii) exposure of Buyer to the imposition of any fines or other civil or criminal monetary penalty in excess of $5,000. The Permits include all material permits, licenses, franchises and other authorizations necessary to conduct the Mining Activities as currently conducted and the Asset Sale Companies are in material compliance with all such Permits. No such Permit is the subject of any proceeding by or in front of any Governmental Authority that might affect its validity and no such proceeding is pending or, to the Knowledge of PCC, threatened.

          (b) PCC has made available to Buyer true and complete copies of (i) the Permits, (ii) all of the mining permits and other permits held by each Operator pertaining to the Purchased Assets, together with a description of the permitted property or facility, the amount of the bond for each such Permit and the surety for each such bond or manner in which each such bond has otherwise been posted, (iii) all other licenses, franchises, certificates, concessions and other governmental approvals and authorizations held by each Operator pertaining to the Purchased Assets, as amended, supplemented and modified through the date hereof, and (iv) any and all pending applications for additional mining permits and other licenses and authorizations that have been submitted to any governmental agency by an Operator pertaining to the Purchased Assets or are in the process of development either in-house or through consultants.

          (c) Schedule 3.8 includes a true and complete list of all of the citations, notices of non-compliance and notices of violation received by each Operator with respect to the Purchased Assets from the Virginia Department of Mines, Minerals and Energy ("VDMME"), the Virginia Department of Environmental Quality ("VDEQ"), the federal Environmental Protection Agency ("EPA"), the federal Office of Surface Mining ("OSM"), the federal Mine Safety and Health Administration ("MSHA"), or any other Governmental Authority that remain outstanding. No Operator is subject to any cessation orders, cease and desist orders, closure orders or show cause orders issued by VDMME, VDEQ, EPA, OSM, MSHA, or any such other Governmental Authority with respect to the Purchased Assets.

          (d) With respect to the Purchased Assets, each Operator is in material compliance with all of the requirements of the Surface Mining Control and Reclamation Act of 1977 ("SMCRA"), the Federal Mine Safety and Health Act of 1977, as amended, all similar statutes of the Commonwealth of Virginia, and all rules and regulations promulgated under those Acts and statutes by OSM, MSHA, VDMME, VDEQ and any other Governmental Authority. With respect to the Purchased Assets, no Operator has been subjected to any bond forfeiture, permit suspension or revocation, or similar effort and proceedings instituted by OSM, VDMME or any other Governmental Authority.

          (e) To the Knowledge of PCC, after the Closing, Buyer will not be liable for any fines, penalties, fees, Taxes or other governmental charges assessed with respect to notices of violation, cessation orders, closure orders, show cause orders or other governmental enforcement actions issued prior to Closing with respect to the Purchased Assets. Neither this Agreement nor the consummation of the transactions that are the subject of this

               Agreement will result in any Buyer Liabilities for site investigation or cleanup, or notification to or consent of any Governmental Agency or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws. The representation in the previous sentence does not relate to any matters for which Buyer has the responsibility, pursuant to this Agreement, to notify any Governmental Authority or to otherwise process with any Governmental Authority in connection with the transfer of any Permit.

          (f) None of the Purchased Assets is identified on (i) the current or proposed National Priorities List under 40 C.F.R. ss. 300, (ii) the Comprehensive Environmental Response, Compensation and Liability Inventory System ("CERCLIS") list, or (iii) any list arising from a federal, state or local statute similar to CERCLA. To the Knowledge of PCC, the Real Property is not Contaminated with any Hazardous Substance.

          (g) (A) None of the Purchased Assets has been or is being used in any manner associated with the production, manufacture, processing, generation, storage, treatment, disposal, management, shipment or transportation of Hazardous Substances and no such Purchased Assets are Contaminated by any Hazardous Substance; (B) there are no underground storage tanks regulated pursuant to RCRAss. 9001 (42 U.S.C. ss. 6991) or equivalent authorized state program, and no above ground storage tanks, located at, on, in or under the Purchased Assets; (C) there is no asbestos-containing material in any form or condition located at, on, in or under the Purchased Assets; (D) there are no materials or equipment containing polychlorinated biphenyls located at, on, in or under the Purchased Assets, (E) there are no landfills or other areas located at, on, in or under the Purchased Assets where Hazardous Substances have been disposed, and (F) neither PCC nor any Asset

               Sale Company has disposed of any Hazardous Substance at any offsite disposal area located on the property of any other Person, other than a facility permitted by any Governmental Authority with jurisdiction to receive such Hazardous Substance.

          (h) No Asset Sale Company has, with respect to the Purchased Assets, either expressly or by operation of Law, assumed or undertaken any Liability, including without limitation, any Liability for corrective or remedial action, of any other Person relating to any Environmental Laws.

          (i) To the Knowledge of PCC, no conditions existing as of the Closing Date and relating to the Purchased Assets or the activities of the Asset Sale Companies or any of their respective predecessors or Affiliates will prevent or materially hinder Buyer's compliance with Environmental Laws, require Buyer to undertake any investigatory, remedial or corrective actions pursuant to Environmental Laws or impose upon Buyer any other Liabilities pursuant to Environmental Laws, including without limitation, any Environmental Laws relating to onsite or offsite releases or threatened releases of Hazardous Substances or imposing Liability for personal injury, property damage or natural resource damage.

     3.9. Reclamation Bonds.

     Schedule 3.9 contains a list of all bonds, including guaranties, indemnities, letters of credit and other forms of surety, posted by and/or for the benefit of the Asset Sale Companies to secure the performance of their respective reclamation or other Liabilities pursuant to, in connection with or as a condition of, the Permits (collectively, the "PCC Bonds"). The PCC Bonds are sufficient to permit the Asset Sale Companies and their Affiliates to conduct the Mining Activities in compliance with Laws and are in full force and effect.

     3.10. Contracts.

          (a) PCC has made available to Buyer copies of all of the written Contracts, or a written summary setting forth the terms and conditions where no copies exist, including all amendments, modifications, waivers and elections applicable thereto.

          (b) As to the Asset Sale Companies party thereto: (i) the Contracts are valid and binding, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights), and are in full force and effect; (ii) the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, conflict with, or result in a violation or breach of, or a default, right to accelerate, right to exercise any remedy or loss of rights under the Contracts; (iii) no Asset Sale Company, nor to the Knowledge of PCC, any other party is in material breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the Contracts; and (iv) no Asset Sale Company, nor to the Knowledge of PCC, any other party has repudiated any provision of the Contracts.

          (c) Schedule 3.10(c) sets forth the consents and approvals of third parties and Governmental Authorities required to be obtained as a result of the transactions contemplated by this Agreement.

     3.11. Litigation; Claims.

          (a) Schedules 3.5(c), 3.8 and 3.11 list all claims, legal actions, suits, litigation, arbitrations, disputes, investigations, proceedings by or before any Governmental Authority involving more than $100,000 and all orders, decrees or judgments, now pending or in effect, or, to the Knowledge of PCC, threatened or contemplated, against or affecting the Asset Sale Companies, the Purchased Assets, or the consummation of the transactions contemplated by this Agreement, except to the extent involving Taxes for Pre-Closing Periods. Schedule 3.11 also lists all grievances and arbitrations that are pending against the Asset Sale Signatory Company as of the Closing Date.

          (b) There are no existing claims by or disputes involving more than $100,000 with Persons owning or occupying lands or realty adjoining or near any of the Real Property regarding Mining Activities by the Asset Sale Companies or regarding the location of boundary lines, encroachments, mineral rights, subsidence, water quantity or quality, blasting damage, transportation of coal or other materials, nuisances or any other similar matter.

     3.12. Employee Benefits.

          (a) Schedule 3.12(a) contains a list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other employee benefit plans, programs or arrangements, including each severance pay, bonus, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based compensation, death benefit, group insurance, hospitalization or other medical, dental, health, life (including all individual life insurance policies as to which any of the Asset Sale Companies is the owner, beneficiary or both), disability or other insurance, Code
               Section 125 "cafeteria" or "flexible" benefit plan, pension, savings, profit-sharing or retirement plan, program or arrangement: (i) under which Employees or former Employees are entitled to participate by reason of their employment with any of the Asset Sale Companies or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and with respect to which any of the Asset Sale Companies are a party or a sponsor or a fiduciary thereof or by which any of the Asset Sale Companies are bound; or (ii) with respect to which any of the Asset Sale Companies otherwise may have, as of the Closing Date, any direct or indirect Liability (the "Employee Benefit Plans"). Schedule 3.12(a) identifies: (i) each Employee Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA) (other than the UMWA Pension Plans) (the "Pension Plans"), and denotes those Pension Plans intended to be qualified under Section 401(a) of the Code (the "Qualified Plans"); (ii) each Employee Benefit Plan that is a "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"); and (iii) each Employee Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans"). PCC has delivered to Buyer correct and complete copies of the Medical Plans maintained by the Asset Sale Signatory Company pursuant to any of the Collective Bargaining Agreements and the most recent Form 5500 Annual Report for such Medical Plans.

          (b) Each Qualified Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, pursuant to a request that accurately described such Qualified Plan, a favorable determination letter from the IRS to the effect that the form of such Qualified Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code. To the Knowledge of PCC, there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code
               Section 401(a) of any Qualified Plan.

          (c) As of the Closing Date, full payment to each Employee Benefit Plan of all contributions (including all employer contributions and employee salary reduction contributions) that are required to be made by the Asset Sale Companies under the terms thereof and under the Collective Bargaining Agreements, ERISA or the Code in respect of the current and prior plan years, if any, have been made for all Employee Benefit Plans (except for The Savings and Investment Plan of The Pittston Company and Its Subsidiaries, which payment shall be made as soon as possible after the Closing
               Date). All contributions that are required to be made by the Asset Sale Companies for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Asset Sale Companies. All premiums that are due on or before the Closing Date have been paid with respect to each such Welfare Plan. As of the latest actuarial determination, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. The present value of all accumulated benefit obligations under each Qualified Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standard No. 87) did not as of the last annual valuation date applicable thereto exceed the fair market value of the assets of such Qualified Plan. No "reportable event" within the meaning of Section 4043 of ERISA has occurred in connection with any of the Pension Plans.

          (d)  Employee Benefit Plan Compliance.

               (i) Each Employee Benefit Plan (other than the Multiemployer Plans) has been administered substantially in accordance with its terms;

               (ii) each Employee Benefit Plan (other than the Multiemployer
                    Plans) and each related trust, insurance contract or fund complies in form and in operation and has been administered substantially in accordance with any applicable provisions of ERISA, the Code and all other Laws, all reports, returns and other documentation (including Form 5500 Annual Reports and PBGC-1s) that are required to have been filed with the IRS, the United States Department of Labor, the PBGC or any other Governmental Authority have been filed on a timely basis in each instance in which the failure to file such reports, returns and other documents would result in any material Liability to PCC or the Asset Sale Companies;

               (iii) other than routine claims for benefits, no Liens, lawsuits or complaints to or by any Person or Governmental Authority have been filed or, to the Knowledge of PCC, are contemplated or threatened, with respect to any Employee Benefit Plan (other than the Multiemployer Plans) except for those that would not reasonably be expected to result in any material Liability to PCC or the Asset Sale Companies.

          (e) Neither PCC nor any of the Asset Sale Companies has received a written notice of, or incurred, any withdrawal liability with respect to a Multiemployer Plan.

          (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any Person to severance pay for which Buyer will be liable after the Closing; (ii) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any Person under any Employee Benefit Plan for which Buyer will be liable after the Closing; or (iii) result in the payment of an amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code Section 280G(b)(1).

          (g) No "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan subject to ERISA, other than such a transaction subject to an administrative or statutory exemption, with respect to which a Tax, penalty or other amount may reasonably be expected to be imposed on any of the Asset Sale Companies or their respective ERISA Affiliates.

          (h) Neither the PCC Parent, PCC, the Asset Sale Companies nor any of their respective ERISA Affiliates, nor any organization with respect to which any such entity is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

          (i) Each Pension Plan that is not qualified under Code Section 401(a) or 403(a) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

          (j) No assets of any of the Asset Sale Companies are allocated to or held in a "rabbi trust" or similar funding vehicle.

          (k) Neither the PCC Parent, PCC, the Asset Sale Companies nor any of their respective ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4121 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of ERISA), and to the Knowledge of PCC, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or terminated.

          (l) No Welfare Plan is a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

     3.13. Employment Matters.

          (a) The Asset Sale Non-Signatory Company is not a party to, bound by, or negotiating with respect to any agreement with any labor union, association or other employee group, nor is any unit of Employees of the Asset Sale Non-Signatory Company represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any Employees of the Asset Sale Companies. To the Knowledge of PCC, there are no union organizational campaigns or representation proceedings underway or threatened with respect to any Employees of the Asset Sale Non-Signatory Company, nor are there any existing or threatened labor strikes, work stoppages, slowdowns, grievances, unfair labor practice charges, discrimination charges or labor arbitration proceedings affecting Mining Activities at or deliveries to any mine or other facility of any of the Asset Sale Companies. Each of the Asset Sale Companies has been and is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not reasonably be expected to impose any material Liability on the Asset Sale Companies.

          (b) To the Knowledge of PCC, Schedule 3.13(b) sets forth the panels of Employees Buyer must assume as part of its assumption of the Asset Sale Signatory Company's obligations under the Collective Bargaining Agreements.

     3.14. No Broker.

     None of the Asset Sale Companies, PCC or the PCC Parent has had any dealings, negotiations or communications with or retained any broker or other intermediary in connection with the transactions contemplated by this Agreement and none of the foregoing is committed to any Liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby, other than Rothschild Inc., who shall be compensated solely by PCC or an Affiliate of PCC.

     3.15. Health and Safety Requirements.

     As it relates to the Purchased Assets, each of the Asset Sale Companies has complied with all applicable Health and Safety Requirements and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently outstanding against any of them alleging any failure to so comply, except for those that would not reasonably be expected to have a Material Adverse Effect.

     3.16. Restrictions on Business Activities.

     Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon PCC or any of the Asset Sale Companies that has or would reasonably be expected to have the effect of prohibiting the conduct of the Business.

     3.17. Powers of Attorney.

     There are no outstanding powers of attorney executed on behalf of any of the Asset Sale Companies affecting the Purchased Assets.

     3.18. Transactions With Affiliates.

     The Contracts do not include any Liability between any Asset Sale Company and any Affiliate of such Asset Sale Company. At the Closing, the Purchased Assets will not include any receivable or other Liability from an Affiliate of any Asset Sale Company.

     3.19. Absence of Certain Payments.

     During the five (5) year period prior to the date of this Agreement, to the Knowledge of PCC, none of the Asset Sale Companies have (nor has any director, officer, agent, or employee of any Asset Sale Company nor any other person, acting on behalf of any Asset Sale Company) directly or indirectly: used any of such company's funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from such company's funds; violated any provision of the Foreign Corrupt Practices Act of 1977 applicable to such company; established or maintained any unlawful or unrecorded fund of such company's monies or other assets; made any false or fictitious entry on the books or records of such company; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for such company, or to pay for favorable treatment for business secured or for special concessions already obtained for such company.

     3.20. Disclosure.

     The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article III not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to PCC that:

     4.1. Organization.

     Buyer is a duly formed limited liability company, validly existing and in good standing under the Laws of the State of Delaware.

     4.2. Execution, Delivery and Performance.

     The execution, delivery and performance of this Agreement and each other agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein and therein will not, with or without the giving of notice or the passage of time, or both,
(i) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien, under or pursuant to, any provision of Buyer's organizational documents or of any franchise, mortgage, deed of trust, lease, license, instrument, agreement, consent, approval, waiver or understanding, any Law, or any finding, order, judgment, writ, injunction or decree to which Buyer is a party or by which Buyer or its respective assets may be bound or affected; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other Person or entity; provided that this Section 4.2 shall not apply to any requirement of Buyer to obtain any consent of the applicable Governmental Authority to transfer or modify the Permits.

4.3. Authorization.

     Buyer has full power and authority to enter into and deliver this Agreement, and each other agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to perform its obligations hereunder and thereunder. Buyer's execution, delivery and performance of this Agreement and all other agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement and all other agreements or instruments executed by Buyer in connection herewith or delivered by Buyer pursuant hereto have been duly executed and delivered by Buyer and this Agreement and all other agreements and instruments executed by Buyer in connection herewith or delivered by Buyer pursuant hereto constitute Buyer's legal, valid and binding obligation, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights).

     4.4. No Broker.

     Buyer has had no dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement nor is it committed to any Liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby.

     4.5. Reclamation and Environmental Compliance.

     Buyer and all operators it owns or controls are in compliance with all Environmental Laws and Reclamation Laws in all material respects, and are not "permit blocked" under the Applicant Violator System administered by the Department of the Interior.

     4.6. Financing.

     Buyer will have available to it, at the Closing, financial resources sufficient to consummate the transactions contemplated by this Agreement.

     4.7. Disclosure.

     The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article IV not misleading.

                                    ARTICLE V
                                CERTAIN COVENANTS

     5.1. Operation in Ordinary Course.

     Except as provided in this Agreement, between the date of this Agreement and the Closing, PCC shall cause each of the Asset Sale Companies, in relation to the Purchased Assets, to: (i) carry on its business in the Ordinary Course of Business; (ii) use commercially reasonable efforts to preserve intact its current business organization, Mining Activities and properties until the Closing Date, and maintain the relations and good will with its suppliers, customers, landlords, creditors, agents, and others having business relationships with such Asset Sale Company; (iii) not enter into any contract or other obligation binding upon such Asset Sale Company involving its Employees, the UMWA, or an expenditure, purchase, sale, cost or commitment (unless such contract is cancelable in thirty or fewer days, involves less than $100,000, or is for consumable purchases) without the prior written consent of Buyer; (iv) not settle or otherwise resolve any labor grievance or arbitration, without prior consent of Buyer, that (x) is listed on Schedule 1.9 or (y) could reasonably be expected to affect the operation of the Business after the Closing; and (v) report regularly to Buyer concerning the status of the business, Mining Activities and finances of such Asset Sale Company.

     5.2. Compliance with Law.

     Between the date of this Agreement and the Closing, each of the Asset Sale Companies shall comply in all material respects with all Laws and with all orders of any Governmental Authority.

     5.3. Cooperation.

     Subject to the terms and conditions herein provided, each of PCC and Buyer agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, PCC and Buyer will, and PCC will cause the Asset Sale Companies to, execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. Prior to and following the Closing Date, PCC shall make available to Buyer, at reasonable times, and in a manner so as not to interfere with the normal business operations of the Asset Sale Companies, all documents, maps and other information necessary to transfer all Permits to Buyer in accordance with Law.

     5.4. Notices and Consents.

     PCC and Buyer each will use their commercially reasonable efforts to obtain consents of all Governmental Authorities and other third parties necessary to the consummation of the transactions contemplated by this Agreement. PCC shall have responsibility for providing any notices to third parties that may be required by the transactions contemplated by this Agreement and for obtaining, or causing to be obtained, at its sole cost and expense, the consents listed on
Schedule 5.4(a) and Buyer shall have responsibility for obtaining, at its sole cost and expense, all consents listed on Schedule 5.4(b), which Schedule shall include all Equipment leases, and all consents necessary to transfer the Permits, with the other party in each case using its commercially reasonable efforts to assist the responsible party in obtaining such consents or Permits.

     5.5. Publicity.

     All general notices, releases, statements and communications to any Employees, suppliers, distributors and customers of the Asset Sale Companies, to the general public and to the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by PCC and Buyer; provided, however, that either party hereto (or, in the case of PCC, the PCC Parent) shall be entitled to make a public announcement of the foregoing if: (a) in the opinion of its legal counsel, such announcement is required to comply with Law or any listing agreement with any national securities exchange or inter-dealer quotation system; and (b) such disclosing party gives a reasonable period of notice and opportunity to comment to the other party hereto of its intention to make such public announcement; provided, that, failure to comment within 24 hours of receipt of such notice shall be deemed a waiver of the opportunity to comment; and provided, further, that nothing in this Section 5.5 shall operate to prohibit any Asset Sale Company or Buyer from communicating, after the Closing Date, with their respective suppliers, distributors, customers and Governmental Authorities the fact that the transaction has occurred or to employees or their collective bargaining representative regarding their employment or the terms and conditions thereof, the operation of the Purchased Assets or matters necessarily related thereto.

     5.6. Permits; Replacement Bonds; Insurance and Guarantees; Other Filings.

          (a) At or prior to the Closing Date, Buyer shall: (i) secure, in accordance with Law, irrevocable commitments to issue replacement bonds and replacement sureties and guarantees or other financial security, if applicable, for all Permits sufficient to cause the applicable Governmental Authority to transfer the Permits to Buyer in accordance with Law; and (ii) deliver copies of such documents to PCC.

          (b) At or prior to the Closing Date, Buyer shall deliver copies to PCC of all filings, each in a form that satisfies all requirements of the applicable Governmental Authority and that are necessary to cause the applicable Governmental Authority to transfer the Permits to Buyer in accordance with Law.

          (c) Promptly following the Closing Date through the application of best efforts, Buyer shall make all filings with the appropriate Governmental Authorities and shall, upon submitting such applications to transfer such Permits, post replacement bonds necessary under Laws to transfer the Permits to Buyer in accordance with Law.

          (d) Following the Closing Date, PCC will cause each of the Permits that is in its name or in the name of an Asset Sale Company to be retained in its name or in the name of such Asset Sale Company, as appropriate, until the applicable Governmental Authority transfers the Permits to Buyer. Buyer may rely on any related bonds held or guaranteed by PCC or an Affiliate of PCC; provided that Buyer reimburses PCC for bond premiums, security, Office of Surface Mining fees, amounts required to be paid to correct (and to pay fines or assessments with respect to) any violation occurring after the Closing Date and any direct out-of-pocket costs incurred by PCC or its Affiliates in connection with the maintenance of such Permits or the related bonds following the Closing Date. Buyer agrees to use the same efforts to accomplish the transfer of the Permits as soon as possible after the Closing that it would use to obtain its own permits to commence immediate mining operations at any site.

          (e) To the extent allowed by and in accordance with applicable Law, PCC shall cause each of the Asset Sale Companies to grant Buyer the right to conduct Mining Activities on the properties included in the Purchased Assets under each of the Permits; provided that if the appropriate Governmental Authority has not transferred any Permit by the first anniversary of the Closing Date, Buyer will deposit in escrow cash or a letter of credit from a bank reasonably acceptable to PCC in an amount equal to the face amount of any related outstanding surety bonds until such Permit has been transferred.

          (f) If PCC or one of the Asset Sale Companies receives a notice of violation under any of the Permits following the Closing Date but before the transfer of the Permit, PCC will give Buyer prompt notice thereof. If PCC reasonably determines that Buyer will not cause such violation to be cured in a timely fashion, PCC shall have the right to cure, or cause to be cured, such violation itself and be reimbursed by Buyer for curing such violation.

          (g) At or prior to the Closing Date, Buyer shall have: (i) for purposes other than the Permits, secured replacement bonds, replacement sureties, guarantees or other financial security, if applicable, sufficient to allow PCC and the Persons who will be its Affiliates after the Closing Date to be relieved or released as of the Closing Date from all financial commitments, guarantees, collateral agreements or similar undertakings listed on Schedule 5.6; (ii) obtained property and liability insurance customary for a company that is engaged in the Business or a business similar to the Business to insure the Purchased Assets; and (iii) delivered copies of such documents to PCC.

          (h) On or prior to the Closing, Buyer shall deliver to PCC: (i) a Certificate of Good Standing for self-insured status or evidence of insurance coverage with respect to Buyer's Liabilities for workers' compensation and federal black lung benefits that arise out of employment by Buyer or any of its Affiliates of Employees on and after the Closing Date, to the extent and in the amounts provided in applicable Laws; and (ii) certification from the Department of Labor of approval of self-insured status in the event Buyer is to be self-insured for federal black lung claim liability.

     5.7. Exclusivity.

     PCC will not (nor will it cause or permit any of the Asset Sale Companies to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating directly or indirectly to the acquisition of the Purchased Assets, or any portion thereof, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. PCC will notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     5.8. Access.

     At or prior to the Closing Date, PCC will permit (and will cause each of the Asset Sale Companies to permit) representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Asset Sale Companies, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Asset Sale Companies as related to the Purchased Assets. Copies of and access to accounting records, ledgers and other pertinent documents or work papers related to the Purchased Assets will be made available to Buyer at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Asset Sale Companies, upon request.

     5.9. Notice of Developments.

     Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any party pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Schedules to such representations and warranties or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     5.10. Benefits Provided by PCC.

     To the extent permitted and subject to the provisions of the Cooperation Agreement, PCC shall provide all benefits necessary to satisfy the Liabilities retained by PCC pursuant to Section 1.95(k) through its Classified Employee Retiree Medical Plans, or any successor thereto that may be negotiated by the Asset Sale Signatory Company or any of its Affiliates.

     5.11. Coal Inventory.

     PCC shall use its commercially reasonable efforts to have 390,000 tons of Coal Inventory as of the Closing Date.

     5.12. Further Assurances.

     The parties shall cooperate in a commercially reasonable manner with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1. Conditions Precedent to Each Party's Obligations.

     The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

          (a) no action, suit, proceeding, order, decree or injunction shall have been commenced, threatened or entered by or before any Governmental Authority that remains in force and that (i) prohibits, seeks to prohibit, or imposes or seeks substantial damages in connection with, the consummation of the transactions contemplated by this Agreement, (ii) seeks or imposes relief that causes or would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affects adversely the right of Buyer to own the Purchased Assets or to operate the Business on or after the Closing Date;

          (b) PCC Parent, PCC, Buyer and Buyer's Ultimate Parent shall have executed and delivered to each other party thereto the Administrative Services Agreement, the Cooperation Agreement, the Indemnification and Guaranty Agreement, and the D-R Service

               Agreement and any other documentation required in all transactions contemplated or covered by all such agreements, all in form and substance as set forth in Exhibits A, F, G and H attached hereto and the same shall be in full force and effect;

          (c) all other transactions pursuant to which Buyer or any of its Affiliates acquire assets related to the Business shall have been consummated prior to or simultaneously with the transactions contemplated by this Agreement;

          (d) PCC and Buyer shall have executed and delivered to each other all such other documents or instruments necessary or appropriate to effect the transactions contemplated by this Agreement, including the documents provided in Section 5.6 hereof; and

          (e) PCC shall have obtained, or caused to have been obtained, the consents listed in Schedule 6.1(e)(i) and PCC shall have provided such payments as may be reasonably required to obtain all such consents. Buyer shall have obtained, or caused to have been obtained, the consents listed in Schedule 6.1(e)(ii) and Buyer shall have provided such payments, guarantees and/or assurances as may be reasonably required to obtain all such consents.

     6.2. Conditions Precedent to Obligations of Buyer.

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

          (a) all of the representations and warranties of PCC set forth in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, without regard to any qualification or

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

               limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct in all respects as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing unless the aggregate failure of such representations or warranties to be true and correct does not have a Material Adverse Effect; provided that if a representation or warranty is expressly made only as of a specific date, it need only be true and correct in all respects as of such date; provided, further, that revisions to Schedules 1.9V. (so long as such revision relates to a settlement, mediation, arbitration or litigation of employee grievances), 1.95(k)(1), 1.95(k)(3), 3.11(20 and 21) and
               3.13(b) prior to the Closing shall not constitute a breach of any representation or warranty, and Buyer shall have received the PCC Closing Certificate required by Section 6.2(g) below dated as of the Closing Date executed by PCC to such effect;

          (b) all of the covenants and obligations that PCC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

          (c) all proceedings and actions, corporate or other, to be taken by PCC or the Asset Sale Companies in connection with the transactions contemplated by this Agreement and all documents incident thereto, including all actions necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, shall have been taken and shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel;

          (d) PCC shall have, and shall have caused the Asset Sale Companies to have, executed and delivered the Bills of Sale, the Assignment and Assumption Agreements, the Conveyance Deeds and such other documents as may be necessary to convey to Buyer the Purchased Assets;

          (e) between the date of this Agreement and the Closing Date, there shall not have been a change, event or occurrence that, individually, or together with any other change, event or occurrence, has had or could reasonably be expected to have a Material Adverse Effect;

          (f) Buyer shall have received an opinion of counsel to PCC addressed to Buyer substantially in the form of Exhibit J; and

          (g) Buyer shall have received an executed copy of the PCC Closing Certificate.

     6.3. Conditions Precedent to Obligations of PCC.

     The obligation of PCC to consummate and cause the consummation of the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

          (a) all of the representations and warranties of Buyer set forth in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, without regard to any qualification or limitation with respect to materiality, shall be true and correct in all respects as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing unless the aggregate failure of such representations or warranties to be true and correct does not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by

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

               this Agreement or fulfill its post-Closing obligations hereunder; provided that if a representation or warranty is expressly made only as of a specific date, it need only be true and correct in all respects as of such date, and PCC shall have received Buyer's Closing Certificate required by Section 6.3(j) below dated as of the Closing Date executed by Buyer to such effect;

          (b) all of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

          (c) all proceedings and actions, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, including all actions necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, shall have been taken and shall be reasonably satisfactory in form and substance to PCC and its counsel;

          (d) PCC shall have received, on behalf of the Asset Sale Companies, the Purchase Price by wire transfer of cash or other immediately available funds and the execution and delivery by Buyer of the Promissory Note;

          (e)  Buyer shall have executed and delivered the Security Agreement;

          (f) Buyer shall have executed and delivered the Assignment and Assumption Agreements and such other documents as may be necessary for Buyer to assume all of the Assumed Liabilities;

          (g) Buyer shall have delivered to PCC satisfactory evidence of compliance with Sections 5.6(a), 5.6(g) and 5.6(h);


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

          (h) between the date of this Agreement and the Closing Date, there shall not have been a change, event or occurrence that, individually, or together with any other change, event or occurrence, has had or could reasonably be expected to have a Material Adverse Effect;

          (i) PCC shall have received an opinion of counsel to Buyer addressed to PCC substantially in the form of Exhibit K; and

          (j) PCC shall have received an executed copy of Buyer's Closing Certificate.

                                  ARTICLE VII
                               CERTAIN TAX MATTERS

     7.1. Property Taxes.

     Property Taxes of the Asset Sale Companies with respect to the Purchased Assets (including, without limitation, property Taxes payable as a tenant or lessee under any lease) will be pro-rated as of the Closing Date and, notwithstanding any other provision of this Agreement, the economic burden of any such property Tax will be borne by (i) the Asset Sale Companies for all Pre-Closing Periods and the portion of any Straddle Period through the Closing Date and (ii) by Buyer for all Post-Closing Periods and the portion of any Straddle Period after the Closing Date. Accordingly, notwithstanding any other provision of this Agreement, (i) if any Asset Sale Company pays such a property Tax with respect to a Post-Closing Period or the portion of Straddle Period after the Closing Date, Buyer will reimburse PCC on behalf of such Asset Sale Company within 15 days after receiving from PCC written demand for the amount of such property Tax, and (ii) if Buyer pays such a property Tax with respect to a Pre-Closing Period or the portion of a Straddle Period through the Closing Date, PCC on behalf of the Asset Sale Companies will reimburse Buyer within 15 days after receiving from Buyer written demand for the amount of such property Tax.



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

For purposes of pro-rating property Taxes, the amount of any property Tax attributable to the portion of a Straddle Period through the Closing Date shall be deemed to be the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through the Closing Date and the denominator of which is the number of days in the entire Straddle Period. In determining the Straddle Period for property Taxes, the Tax period as reflected on the statement of Taxes due, property Tax bill, property "tax ticket," or any other request for payment from a Governmental Authority will determine the taxable period (e.g., a Virginia property Tax bill that indicates the tax year as 2002 is for a Tax for the taxable period January 1, 2002 through December 31, 2002).

     7.2. Sales and Use Taxes.

     Buyer and PCC or the Asset Sale Companies hereby intend that the transaction be an occasional sale within the meaning of Virginia Code Section 58.1-602 and regulations thereunder, and therefore exempt from Virginia sales and use Tax pursuant to Virginia Code Section 58.1-609. PCC will be responsible for sales and use Taxes payable as a result of the failure of this transaction to qualify as an occasional sale or as an exempt transaction under any other Virginia law; provided, however, that any use Tax payable as a result of this transaction that would be payable regardless of whether the transaction qualifies as an occasional sale or not shall be paid by Buyer.

     7.3. Transfer Taxes.

     All transfer, recording and similar Taxes arising in connection with the transactions contemplated hereunder shall be borne equally by PCC and Buyer. PCC and Buyer shall (and they shall cause their respective Affiliates to) cooperate to comply with all Tax Return requirements for such Taxes and provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.


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

     7.4. Access for Tax Returns.

     Following the Closing Date, Buyer shall, at reasonable times, and in a manner so as not to interfere with normal business operations, allow PCC (and if requested by PCC, representatives of federal, state or local agencies) access to the Purchased Assets for purposes of reviewing information pertinent to any Tax Return filed by PCC Parent or any of its Affiliates, including the Asset Sale Companies.

                                  ARTICLE VIII
                          COVENANTS REGARDING EMPLOYEES

     8.1. Employees.

          (a) Subject to the requirements of applicable Laws, but no later than immediately prior to the Closing, PCC will cause those Asset Sale Companies set forth on Schedule 8.1 to terminate the employment of their Employees with respect to the Purchased Assets.

          (b) From time to time after the Closing Date, PCC and Buyer may require information with respect to current or former Employees. Without intending to limit the obligations of the parties in the exchange of information with respect to any other matter or in accordance with the Cooperation Agreement, PCC and Buyer agree to furnish such information to the other, if available, promptly after receipt of a written request therefor.

     8.2. Collective Bargaining Obligations.

     Buyer acknowledges and agrees that the Asset Sale Signatory Company is signatory to and bound by the Collective Bargaining Agreements, which Collective Bargaining Agreements also pertain to assets other than the Purchased Assets. Immediately after the Closing Date, Buyer further agrees to assume all of the obligations arising after the Closing Date under the Collective Bargaining Agreements, which pertain to, or arise out of the Asset Sale Signatory Company's ownership of, the Purchased Assets.


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

                                   ARTICLE IX
                                   TERMINATION

     9.1. Termination.

     This Agreement may be terminated prior to the Closing Date only as follows:

          (a)  by mutual written consent of PCC and Buyer;

          (b) by either PCC or Buyer, if the Closing Date shall not have occurred prior to the close of business on December 31, 2002 or such later date as the parties may agree in writing (provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause, in whole or in part, of, or has resulted in, the failure of the conditions in Article VI to be satisfied and the Closing Date to occur on or before such date);

          (c) by PCC or Buyer if an action, suit, or proceeding, shall have been commenced or threatened by or before any Governmental Authority, or any order, decree or injunction shall have been entered therein, that (i) prohibits, seeks to prohibit, or imposes or seeks substantial damages in connection with, the consummation of the transactions contemplated by this Agreement,
               (ii) seeks or imposes relief that causes or would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affects adversely the right of Buyer to own the Purchased Assets or to operate the Business;


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

          (d) by Buyer if (i) the representations of PCC contained in this Agreement are not true and correct in all material respects as if made at and as of that time, except for failures to be true and correct that are capable of being and are cured within fifteen
               (15) days after written notice from Buyer to PCC of such failure; or (ii) PCC has failed to comply materially with its respective obligations under this Agreement, except for failures to comply that are capable of being and are cured within fifteen (15) days after written notice from Buyer to PCC of such failure; or

          (e) by PCC if (i) the representations of Buyer contained in this Agreement are not true and correct in all material respects as if made at and as of that time, except for failures to be true and correct that are capable of being and are cured within fifteen
               (15) days after written notice from PCC to Buyer of such failure; or (ii) Buyer has failed to comply materially with its obligations under this Agreement, except for failures to comply that are capable of being and are cured within fifteen (15) days after written notice from the PCC to Buyer of such failure.

     9.2. Effect of Termination.

     If this Agreement is terminated pursuant to Section 9.1 hereof, all further obligations of the parties under or pursuant to this Agreement shall terminate without further Liability of either party to the other except: (a) as set forth in Section 10.4; and (b) for breaches of representations, warranties, or covenants or for fraud. PCC and Buyer hereby agree that the provisions of this
Section 9.2 and of Section 10.4 shall survive any termination of this Agreement pursuant to the provisions of this Article IX.


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

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1. Entire Agreement.

     This Agreement, the documents referred to herein and to be delivered pursuant hereto and any other agreement entered into contemporaneously with this Agreement among PCC, PCC Parent, Buyer and Buyer's Ultimate Parent or the Affiliates of any of them constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

     10.2. Amendment.

     This Agreement may be amended by an instrument in writing and signed on behalf of all of the parties hereto at any time.

     10.3. Extension; Waiver.

     At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein, other than the conditions contained in Section 6.1(a) hereof as it relates to the entry of an order in any proceeding by or before a Governmental Authority. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing and signed on behalf of such party.




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

     10.4. Expenses.

     Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     10.5. Bulk Sales Waiver.

     Buyer hereby waives compliance with all applicable bulk sales Laws.

     10.6. Governing Law.

     This Agreement shall be construed and interpreted according to the Laws of the Commonwealth of Virginia, without regard to the conflicts of Law rules thereof.

     10.7. Assignment.

     This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party, provided that PCC may assign its rights hereunder to any Affiliate of PCC after the Closing Date without the consent of Buyer and Buyer may assign its rights hereunder to any Affiliate of Buyer prior to, at or after the Closing Date without the consent of PCC and, further provided, that nothing in this Agreement shall prevent a successor in interest to either party from enforcing the provisions of this Agreement.

     10.8. Notices.

     All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five days of being mailed by registered or certified United States mail, postage

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

prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 10.8:

If to PCC:                    Pittston Coal Company
                              448 N.E. Main Street
                              P.O. Box 5100
                              Lebanon, Virginia 24266
                              Attention: President

With a copy to:               Pittston Coal Company
                              c/o The Pittston Company
                              1801 Bayberry Court
                              P.O. Box 18100
                              Richmond, Virginia 23226-8100
                              Attention: General Counsel

And a copy to:                Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Attention: Louanna O. Heuhsen, Esq.

If to Buyer:                  Dickenson-Russell Coal Company, LLC
                              c/o Alpha Natural Resources, LLC
                              406 West Main Street
                              Abingdon, Virginia 24212
                              Attention:  Vice President

With a copy to:               First Reserve Corporation
                              411 West Putnam, Suite 109
                              Greenwich, Connecticut  06830
                              Attention: Alex T. Krueger

                              First Reserve Corporation
                              1801 California Street, Suite 4110
                              Denver, Colorado  80202
                              Attention:  Thomas R. Denison

                              Bartlit Beck Herman Palenchar & Scott
                              1899 Wynkoop Street, Suite 800
                              Denver, Colorado  80202
                              Attention:  James L. Palenchar, Esq.



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

     10.9. Counterparts; Headings.

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     10.10. Interpretation; Construction.

          (a) Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

          (b) This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Authority against either party as the drafting party.

     10.11. Severability.

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.12. No Reliance.

     No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and PCC and Buyer assume no Liability to any third party because of any reliance on the representations, warranties and agreements of PCC and Buyer contained in this Agreement, other than Section 5.5 and Article VIII hereof, which are intended to be for the benefit of the Persons expressly covered thereby and may be enforced by such Persons.


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

     10.13. Retention of and Access to Records.

     After the Closing Date, Buyer shall retain for a period consistent with Buyer's record retention policies and practices those books and records relating to the Asset Sale Companies delivered to Buyer. Buyer also shall provide to PCC and its Affiliates reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits or litigation. Buyer shall deliver to PCC at least thirty days written notice prior to the destruction or other disposal of any such books and records. PCC and its Affiliates may elect to take delivery of any such books and records that Buyer intends to destroy or otherwise dispose of and to copy any such books and records that Buyer intends to keep, all at their own expense.

     10.14. Arbitration.

     Any dispute, controversy or claim arising out of or relating to this Agreement (a "Dispute"), excluding any dispute or disagreement among the parties concerning the determination of the Coal Inventory, which shall be resolved pursuant to Section 2.11 and the allocation of Purchase Price and Assumed Liabilities, which shall be resolved pursuant to Section 2.12, shall be decided by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. PCC and Buyer shall jointly select one arbitrator. If the two parties shall fail to select an arbitrator within fourteen calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. No Dispute shall be consolidated in any arbitration with any dispute, claim or controversy of any other party. The

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

arbitration shall be conducted in Roanoke, Virginia, and any court having jurisdiction thereof may immediately issue judgment on the arbitration award. The parties agree that the arbitration provided for in this Section 10.14 shall be the exclusive means to resolve all Disputes.






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



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                  PITTSTON COAL COMPANY


                                   By:     /s/ Michael D. Brown
                                   ---------------------------------------------
                                   Name:   Michael D. Brown
                                   Title:  Vice President - Development and
                                           Technical Resources


                                    DICKENSON-RUSSELL COAL COMPANY, LLC



                                    By:    /s/ Anthony McGartland
                                    --------------------------------------------
                                    Name:  Anthony McGartland
                                    Title: President





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






                                  SCHEDULE 1.5

                              ASSET SALE COMPANIES


Asset Sale Signatory Company
----------------------------
Clinchfield Coal Company, a Virginia corporation


Asset Sale Non-Signatory Company
--------------------------------
Pittston Coal Management Company, a Virginia corporation